Exhibit 99.1
KREIDO BIOFUELS, INC.
1070 Flynn Road
Camarillo CA 93012
February 18, 2009
Dear Stockholder:
We cordially invite you to attend the annual meeting of stockholders of Kreido Biofuels, Inc. (“Kreido Biofuels”), to be held at 1070 Flynn Road, Camarillo, CA 93012, at 10:00 a.m., Pacific Time, on March 4, 2009. Holders of record of Kreido Biofuels common stock at the close of business on February 6, 2009, will be entitled to vote at the meeting or any adjournment of the meeting.
At the meeting, we will ask you to approve an Asset Purchase Agreement, dated as of January 28, 2009, by and among Kreido Biofuels, our subsidiary, Kreido Laboratories (“Kreido Labs” and together with Kreido Biofuels, “Kreido”), Four Rivers BioEnergy Inc., a Nevada corporation (“Four Rivers BioEnergy”), and its subsidiary, The Four Rivers BioEnergy Company, Inc., (together with Four Rivers BioEnergy, “Four Rivers”). If the transaction is completed, Four Rivers will acquire our STT® reactors, STT® technology, modular biodiesel production plant equipment and related assets in return for approximately $2.8 Million in cash, 1,200,000 shares of Four Rivers BioEnergy common stock (including 300,000 shares in escrow solely to cover Kreido warrant exercises), a warrant to purchase an additional 200,000 shares of Four Rivers BioEnergy common stock at $8.00 per share, and the assumption of certain purchase orders (the “Asset Sale”). Four Rivers is a development stage company planning initially to establish an integrated bioenergy and by-products production facility near Calvert City, Kentucky and through development and acquisition build a network of logistically and technologically differentiated, profitable bioenergy plants across the United States and potentially elsewhere.
Because Kreido will be continuing as a business enterprise after the closing of the Asset Sale we will also ask you to elect four candidates to our board of directors. Our nominees are current directors Betsy Wood Knapp, G.A. Ben Binninger, David Mandel and David Nazarian.
Details of the proposed Asset Sale and the background and the reasons for the Asset Sale, as well as information for you to consider in voting on the election of directors are set forth in our proxy statement, which is available on our website www.kreido.com and on the website for our stockholders meeting, www.transferonline.com/KRBF, which you are urged to read carefully. Our board of directors has determined that each of the Asset Purchase Agreement and the Asset Sale is fair to, and in the best interests of, Kreido Biofuels and our stockholders. Accordingly, our board of directors has approved the Asset Purchase Agreement and declared its advisability, and recommends that you vote “FOR” approval of the Asset Purchase Agreement.
You may obtain more information about Kreido Biofuels and Four Rivers from documents filed with the Securities and Exchange Commission. You may obtain more information about the Asset Sale and Four Rivers, including the 2008 Annual Report on Form 10-K of Four Rivers, by visiting our website: www.kreido.com, or the website established for our stockholders meeting www.transferonline.com/KRBF . We will be pleased to furnish copies of any materials on our website to you upon request made to John Philpott, Chief Financial Officer of Kreido Biofuels. His telephone number is 805-389-3499 x232; and his email address is jphilpott@keido.com.
Your vote is very important. The Asset Sale cannot be completed unless the Asset Purchase Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Kreido Biofuels’ common stock. If you fail to vote on the Asset Purchase Agreement, the effect will be the same as a vote against the Asset Purchase Agreement and Asset Sale.

You can vote by mail or on the Internet at www.transferonline.com/proxy, following the instructions on your proxy card. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the stockholders meeting.
Whether or not you plan to attend, please return your signed proxy as soon as possible.
I personally support the Asset Sale and recommend that you vote to approve the Asset Purchase Agreement.
Sincerely,
G.A. Ben Binninger
Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Asset Sale, passed upon the merits or fairness of the Asset Sale or passed upon the adequacy or accuracy of the disclosure in the Proxy Statement or this document. Any representation to the contrary is a criminal offense.
The proxy statement is dated February 18, 2009 and is first being mailed or otherwise made available to stockholders on or about February 18, 2009.
YOUR VOTE IS VERY IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE STOCKHOLDERS MEETING IN PERSON, WE STRONGLY ENCOURAGE YOU TO READ THE PROXY STATEMENT CAREFULLY AND THEN SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE ELECTRONIC VOTING PROCEDURES BY FOLLOWING THE INSTRUCTIONS IN THE ACCOMPANYING PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, INCLUDING IF YOU INTEND TO ATTEND AND VOTE AT THE MEETING IN PERSON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

KREIDO BIOFUELS, INC.
1070 Flynn Road
Camarillo CA 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 4, 2009

To Our Stockholders:
Notice is hereby given that an Annual Meeting of Stockholders of Kreido Biofuels, Inc., a Nevada corporation (also referred to as “we” or “Kreido Biofuels”), will be held at 1070 Flynn Road, Camarillo, CA 93012, at 10:00 a.m., Pacific Time, on March 4, 2009 for the following purposes:
•
To consider and vote on a proposal to approve the Asset Purchase Agreement, dated as of January 28, 2009, among Four Rivers BioEnergy Inc., a Nevada corporation, The Four Rivers BioEnergy Company, Inc., a Kentucky corporation, Kreido Laboratories, a California corporation, and Kreido Biofuels and the transactions therein.

•	To elect four directors of Kreido Biofuels.

•	To consider and vote to adjourn the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the meeting to approve the Asset Purchase Agreement.

•	To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.
Stockholders of record at the close of business on February 6, 2009 are entitled to notice of, and to vote at, the annual meeting and any adjourned sessions thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from February 18, 2009 to the date of the meeting at 1070 Flynn Road, Camarillo, CA 93012.
Your vote is important, regardless of the number of shares of Kreido Biofuels’ common stock you own. The approval of the Asset Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Kreido Biofuels’ common stock. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by the Internet before the meeting to ensure that your shares will be represented at the meeting. If you fail to return your proxy card or fail to submit your proxy on the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the Asset Purchase Agreement and against adjournment of the meeting, if necessary, to solicit additional proxies. If you are a stockholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By order of the Board of Directors:

Philip Lichtenberger, Secretary
Camarillo, California
February 18, 2009

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

The Asset Sale	1
Stockholder Vote Required	1
Our Board of Directors Recommends You Vote “FOR” the Asset Purchase Agreement and thereby the Asset Sale	1
Reasons for the Asset Sale	1
Certain of our Executive Officers Have Financial Interests in the Asset Sale that are Different From Your Interests	2
You Will Not Have Dissenters’ or Appraisal Rights in connection with the Asset Sale	2
The Asset Purchase Agreement	2
The Asset Purchase Agreement May Be Terminated Under Some Circumstances; We may be obligated to pay Four Rivers termination damages	2
The Stockholders Meeting	3
Help in Answering Questions	4
Information about the Companies	5

QUESTIONS AND ANSWERS ABOUT THE STOCKHOLDERS MEETING AND THE PROPOSED ASSET SALE	6

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	8

THE COMPANIES	9

THE STOCKHOLDERS MEETING	10

Date, Time, Place and Purpose of the Special Meeting	10
Record Date, Quorum and Voting Power	10
Required Vote	10
Voting by Directors and Executive Officers	11
Proxies; Revocation	11
Expenses of Proxy Solicitation	12
Adjournments	12

THE ASSET SALE	12

Background of the Asset Sale	12
Reasons for the Asset Sale	13
Recommendation of Kreido Biofuels’ Board of Directors	15
Consideration	15
Interests of Current and Former Kreido Biofuels’ Executive Officers in the Asset Sale	15
Accounting Treatment	16
Material U.S. Federal Income Tax Consequences	16
Regulatory Approvals	16

THE ASSET PURCHASE AGREEMENT	16

The Asset Sale	16

Assets to be Sold	17
The Purchase Price	18
Representations and Warranties	18
Pre-Closing Covenants	20
Conditions to Completion of the Asset Sale	22
Indemnification	24
Termination; Payment of Termination Damages	24
Agreements Relating to Four Rivers Stock	25

ELECTION OF DIRECTORS (PROPOSAL NO. 2)	26

ADJOURNMENT OF THE STOCKHOLDERS MEETING (PROPOSAL NO. 3)	28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	30

EXECUTIVE COMPENSATION	33

STOCKHOLDER PROPOSALS; OUTSIDE AUDITOR	41

HOUSEHOLDING OF PROXY STATEMENT	41

WHERE YOU CAN FIND ADDITIONAL INFORMATION	42
ADDITIONAL INFORMATION AVAILABLE ON OUR WEBSITE, THE STOCKHOLDER MEETING WEBSITE AND UPON REQUEST:
•	Asset Purchase Agreement

•	Four Rivers Annual Report on Form 10-K for Fiscal Year ended October 31, 2008

•	Kreido Biofuels Quarterly Reports on Form 10-Q for Fiscal Quarters ended March 31, 2008, June 30, 2008 and September 30, 2008*

•	Kreido Biofuels Annual Report on Form 10-K for Fiscal Year ended December 31, 2007*

*	Available only on the Kreido Biofuels website and upon request

v

SUMMARY TERM SHEET
The following summary highlights the material terms of the proposed Asset Sale and other matters relating to our stockholders meeting. More complete information appears elsewhere in this proxy statement. This summary is not a complete statement of all information, facts or materials to be voted on at the Stockholders Meeting. You should read this proxy statement, and the other available materials, including the Asset Purchase Agreement, in their entirety to fully understand the proposal and its consequences to you.
The Asset Sale
Subject to the terms and conditions of the Asset Purchase Agreement, Four Rivers will acquire substantially all of our assets, particularly our STT® technology, our STT® reactors and our modular biodiesel production plant equipment, in exchange for approximately $2.8 Million in cash, 1,200,000 shares of Four Rivers BioEnergy common stock (including 300,000 shares in escrow solely to cover Kreido Warrant exercises), a warrant to purchase an additional 200,000 shares of Four Rivers BioEnergy common stock at $8.00 per share, and the assumption by Four Rivers of certain purchase orders and an equipment lease of Kreido.
Stockholder Vote Required
The affirmative vote of the holders of a majority of the shares of Kreido Biofuels’ common stock outstanding as of the close of business on the record date and entitled to vote is required to approve the Asset Purchase Agreement. Approval of the proposal to adjourn the meeting for the purpose of soliciting additional proxies requires the affirmative vote of the majority of the shares present in person or represented by proxy at the stockholders meeting and entitled to vote at the meeting.
Our Board of Directors Recommends You Vote “FOR” the Asset Purchase Agreement and thereby the Asset Sale
Our board of directors has determined that each of the Asset Purchase Agreement and Asset Sale is fair to, and in the best interests of, Kreido and Kreido Biofuels’ stockholders. Our board of directors recommends that our stockholders vote “FOR” the adoption of the Asset Purchase Agreement and the Transaction.
Reasons for the Asset Sale
In the course of reaching its decision to approve the Asset Purchase Agreement, declare the advisability of the Asset Purchase Agreement and recommend that our stockholders approve the Asset Purchase Agreement, our board of directors considered a number of factors, including, among others, the following:
•	The ongoing contraction of the equity and debt markets, particularly as they relate to development stage companies such as Kreido;

•	Our inability to raise the additional capital required to complete the development of our planned biodiesel plant;

•	The deterioration of our cash resources required to carry on our business operations;

•
The challenging current and prospective environment in which we operate, including national and global economic conditions, the competitive environment in the biofuels industry, and the likely effect of those factors on us;

•	Advice from our financial consultant, Breakwater Investments, LLC;

•
The opportunity that Four Rivers offers for utilizing the STT® technology and related biodiesel plant assets as well as Four Rivers’ available funds, plant site, management team and business strategies and objectives;

•
Our desire to satisfy our financial obligations to our creditors and provide a continuing opportunity for our stockholders, through our holding of Four Rivers BioEnergy stock and warrants, to realize future value from the commercial application of our STT® technology and biodiesel plant assets; and

•	The possibility that the Asset Sale may not be completed, which would divert significant resources and could likely cause Kreido to pursue a liquidation under the protection of the bankruptcy court.
Certain of our Executive Officers Have Financial Interests in the Asset Sale that are Different From Your Interests
Philip Lichtenberger, our Chief Operating Officer, and Alan McGrevy, our former Vice President of Engineering may be retained as consultants to Four Rivers. We have agreed to release Phil and Alan from their confidentiality and non-competition obligations to Kreido so that they may become consultants for Four Rivers and apply their knowledge about our technology to help Four Rivers in its commercialization efforts. As provided in their respective agreements with us, we will be paying severance compensation to Phil and Alan, as well as other officers from the proceeds of the Asset Sale.
Our board of directors was aware of these interests and considered them, among other matters, when approving the Asset Sale. Kreido Biofuels’ board consists of one director who is also an executive officer, and at the time of the approval of the Asset Sale, five independent directors.
You Will Not Have Dissenters’ or Appraisal Rights in connection with the Asset Sale
Under the Nevada Revised Statutes (“NRS”), Kreido Biofuels’ stockholders are not entitled to dissenters’ or appraisal rights with respect to the Asset Sale, and Kreido Biofuels will not independently provide its stockholders with any such rights.
The Asset Purchase Agreement
The Asset Purchase Agreement, dated as of January 28, 2009, contains our representations and warranties to Four Rivers, covenants relating to the conduct of our business prior to consummation of the Asset Sale, consents and approvals required for and conditions to the completion of the Asset Sale and our ability to consider other acquisition proposals. We encourage you to read the Asset Purchase Agreement carefully and in its entirety.
The Asset Purchase Agreement May Be Terminated Under Some Circumstances; We may be obligated to pay Four Rivers termination damages
We and Four Rivers may mutually agree in writing to terminate the Asset Purchase Agreement at any time without completing the Asset Sale, even after our stockholders approve it. In such case, the parties will each receive fifty percent (50%) of the $250,000 placed in escrow by Four Rivers.
Either party may also terminate the Asset Purchase Agreement if the Asset Sale shall not have occurred at or before 11:59 p.m. Chicago Time, on April 1, 2009, unless such party’s failure to fulfill any of its obligations under the Asset Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur on or prior to such date. If the failure of the closing to occur on or prior to such date is caused by the other party, the terminating party is entitled to the entire $250,000 placed in escrow by Four Rivers.

In addition, if a party is not in breach of any of its material obligations under the Asset Purchase Agreement, such party may terminate the Asset Purchase Agreement, before the effective time of the Asset Sale, upon a breach of any representation or warranty or violation of covenant by the other party that is not remedied within ten (10) business days after notice of such breach or violation. In such case, the terminating party is entitled to the entire $250,000 placed in escrow by Four Rivers.
In the event that (a) Kreido unilaterally terminates the Asset Purchase Agreement as described above and (b) within 360 days of such termination, sells any or all of the assets intended to be sold to Four Rivers to any other party or successor to Kreido’s estate, then Kreido shall pay to Four Rivers the amount of $250,000 in cash in immediately available funds as liquidated damages.
The Stockholders Meeting
Date, Time and Place. The annual meeting of Kreido Biofuels’ stockholders will begin at 10:00 a.m., Pacific Time, on March 4, 2009. The meeting will be held at 1070 Flynn Road, Camarillo, CA 93012.
At the stockholders meeting, Kreido Biofuels’ stockholders will be asked to approve the Asset Purchase Agreement, to elect four directors of Kreido Biofuels, and to adjourn the meeting, if necessary or appropriate, to solicit additional proxies. We are nominating current directors G.A. Ben Binninger, Betsy Wood Knapp, David Mandel and David Nazarian for re-election to the Board.
We do not know of any other business or proposals to be considered at the stockholders meeting other than the items described in this proxy statement. If any other business is properly brought before the meeting or any adjournments thereof, the signed proxies received from you and our other stockholders give the proxies the authority to vote on the matter according to their discretion.
Record Date, Voting Power. Stockholders who own Kreido Biofuels’ common stock as of the close of business on February 6, 2009, the record date, will be entitled to vote at the stockholders meeting. On that date there were 52,720,992 shares of our common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the meeting.
Voting. Kreido Biofuels is offering you three methods of voting:
•	You may indicate your vote on the enclosed proxy card, sign and date the card and return the card in the enclosed prepaid envelope;

•	You may vote via the Internet by going to www.transferonline.com/proxy and following the instructions on the enclosed proxy card; or

•	You may attend the meeting and vote in person.
All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in such proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as our board of directors recommends, which is “FOR” the approval of the Asset Purchase Agreement.
Revocation of Proxies. You can revoke your proxy at any time before it is voted by delivery of a properly completed and executed, later-dated proxy card or Internet vote, or by voting in person by ballot at the stockholders meeting.

Vote Required. Approval of the Asset Purchase Agreement requires the affirmative vote of stockholders holding a majority of the shares of Kreido Biofuels’ common stock outstanding at the close of business on the record date. Abstentions, votes withheld and broker “non-votes” will have the effect of a vote “AGAINST” the Asset Purchase Agreement and the Asset Sale. A broker “non-vote” occurs when you hold your shares in “street name” through a broker or other nominee and you do not give your broker or nominee instructions on how to vote with respect to the adoption of the Asset Purchase Agreement. Brokers and other nominees do not have discretionary authority to vote on the proposal to adopt the Asset Purchase Agreement, and will not cast votes on that proposal without timely written instructions from the beneficial owners.
Election of directors will be by a plurality of the votes cast at the stockholders meeting.
Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no effect on this proposal because the underlying shares would not be considered present and entitled to vote (due to the lack of beneficial owner instructions).
Shares Owned by Our Directors and Executive Officers. On the record date, Kreido Biofuels’ directors and executive officers beneficially owned 21,408,626 shares of common stock, which represented approximately 40.6% of the shares of common stock outstanding on that date. These numbers do not give effect to outstanding stock options, which are not entitled to vote at the special meeting. As required by the Asset Purchase Agreement, each Executive Officer and Director of Kreido Biofuels and certain of their affiliates and associates have executed and delivered irrevocable proxies that will be voted FOR the approval of the Asset Purchase Agreement.
Solicitation of Proxies and Expenses. Kreido Biofuels is paying the costs of soliciting proxies. We have also made arrangements with brokerage houses and other custodians, nominees and fiduciaries of shares to send proxy materials to Kreido Biofuels’ stockholders of record as of February 6, 2009. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock as of the record date. Certain of our officers and directors may solicit the submission of proxies authorizing the voting of shares in accordance with Kreido Biofuels’ board of directors’ recommendations, but no additional remuneration will be paid by us for the solicitation of proxies by our officers and directors.
Adjournment of Meeting. We may adjourn the special meeting if necessary to ensure that any required supplement or amendment to the proxy statement is provided to our stockholders or, if as of the time for which the stockholders meeting is originally scheduled, there are insufficient shares of our common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the meeting or to obtain stockholder approval of the proposal to adopt the Asset Purchase Agreement.
Help in Answering Questions
If you have questions about the stockholders meeting or the Asset Sale after reading this document, you may contact us:
•	By mail addressed to:

Ben Binninger or John Philpott Kreido Biofuels, Inc. 1070 Flynn Road Camarillo, CA 93012

•	By calling (805) 389-3499; or

•	By visiting our Web site at www.kreido.com.

Information about the Companies
Kreido Biofuels, Inc.
1070 Flynn Road
Camarillo, CA 93012
Telephone: (805) 389-3499
Kreido Biofuels, Inc. developed the STT® system, a proprietary process intensification technology that offers a complete modular biodiesel production system. The STT® system is designed to improve production efficiency and flexibility while using less equipment and infrastructure. Before suspending our active operations in July, 2008, we were developing a biodiesel production plant for construction in Wilmington, North Carolina and planned to develop additional biodiesel production plants in the U.S. and license our STT® reactor technology internationally and in a select few cases to third-party biodiesel producers in the U.S.
Four Rivers BioEnergy Inc.
1367 Shar-Cal Road
P.O. Box 1056
Calvert City, Kentucky 42029
Telephone: (270) 395-3687
As discussed more fully in its Annual Report on Form 10-K for fiscal year ended October 31, 2008, Four Rivers is a development stage company with a business plan to build, through acquisition, expansion, improvement, consolidation and green field development, as appropriate, a network of logistically and technologically differentiated, profitable bioenergy plants across the United States and potentially elsewhere. The two principal elements of its strategy are:
•
To build a state of the art, multi-product, integrated bioenergy facility on its approximately 437 acre site located on the Tennessee River approximately 12 miles upriver of Paducah, near Calvert City, Marshall County, Kentucky. This is expected to be completed in a number of phases, and is currently planned to include biodiesel, bio-ethanol and their co-products together with renewable power generation and integration of these facilities with an infrastructure development to facilitate optimum logistics capability.

•
To selectively acquire existing bioenergy assets and to improve, expand and consolidate them into its planned network of assets, applying new technologies and its operational know-how and expertise. The assets will be selected based upon strict criteria to meet the strategic objectives of Four Rivers and to service the markets across the USA and elsewhere.

Four Rivers is run by a dedicated team experienced in the construction, operation and trading risk management of biofuel and petrochemical plants. Four Rivers plans to commercialize the STT® technology for the production of bio-diesel and other by-products. Four Rivers has advised us that it plans to relocate the acquired Kreido biodiesel production plant equipment to Calvert City, Kentucky.
We have included a copy of the Four Rivers Annual Report on Form 10-K for fiscal year ended October 31, 2008 on our website at www.Kreido.com, and on the website for our stockholders meeting at www.transferonline.com/KRBF. We encourage stockholders to review that report for an understanding of Four Rivers’ business plan and strategy, financial condition, liquidity and capital resources, future capital requirements, properties, management, and the risk factors relating to its business and stock. More information about Four Rivers and its periodic reports can be accessed on the website of the Securities & Exchange Commission at www.sec.gov and on the website of Four Rivers at www.Riv4ers.com.
We will provide any of our stockholders with a printed copy of Four Rivers’ Annual Report on Form 10-K for fiscal year ended October 31, 2008 upon request to Kreido’s address above.

QUESTIONS AND ANSWERS ABOUT THE STOCKHOLDERS MEETING AND THE PROPOSED ASSET SALE
The following discussion addresses briefly some questions you may have regarding the stockholders meeting and the proposed Asset Sale. These questions and answers do not, and are not intended to, address all questions that may be important to you as a stockholder of Kreido Biofuels. Please refer to the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement.
Q:	What is the purpose of the Stockholders Meeting?

A:	At the meeting, stockholders will act upon the approval of the Asset Purchase Agreement and the election of directors.

Q:	Who may vote?

A:
Kreido Biofuels has one class of voting shares outstanding, common stock. Stockholders of record at the close of business on the record date, February 6, 2009, are entitled to receive notice of the stockholders meeting and to vote the shares of common stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the close of business on the record date, 52,720,992 shares were issued and outstanding and entitled to vote.

Q:	How many votes do I have?

A:	Each share of Kreido Biofuels’ common stock that you own entitles you to one vote on each matter to be voted on at the stockholders meeting.

Q:	What vote is required?

A:
A quorum of stockholders is necessary to hold a valid stockholders meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker “non-vote” occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Approval of the Asset Purchase Agreement requires the approval of the holders of a majority of outstanding stock entitled to vote.

Directors will be elected by a plurality of the shares voted in the election of directors.

Q:	How do I vote my shares?

A:
Whether or not you plan to attend the stockholders meeting, we urge you to vote. You may vote by mailing your signed proxy card in the postage-paid envelope provided. You can vote on the Internet at www.transferonline.com/proxy, following the instructions on your proxy card. Returning the proxy card by mail or voting on the Internet will not affect your right to attend the meeting and change your vote, if desired.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the board of directors’ recommendations and vote your shares “FOR” the proposal to approve the Asset Purchase Agreement.

Q:	May I revoke my proxy?

A:	You may revoke your proxy at any time before it is exercised at the stockholders meeting by any one of the following three ways:
•	sending in another signed proxy card with a later date;

•	notifying our Corporate Secretary in writing before the special meeting that you have revoked your proxy; or

•	attending the meeting and voting in person. Please note that merely attending the meeting will NOT revoke your proxy.
Q:	Can I still vote in person if I have already granted my proxy?

A:
All stockholders as of the record date, or their duly appointed proxies, may attend the stockholders meeting. If you intend to vote in person, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from your broker, bank or other nominee indicating that you were the beneficial owner of the shares on the record date.

Q:	What will happen if the Asset Sale is not approved?

A:
If the Asset Sale is not approved, Kreido Biofuels’ board of directors, along with management, will reassess our options in light of our decision to wind-down our business and could in all likelihood pursue an orderly liquidation of assets under the protection of a bankruptcy court.

Q:	Can I still sell my shares of Kreido Biofuels’ common stock?

A:	Yes. We expect that Kreido Biofuels’ common stock will continue to be listed on the OTC Bulletin Board or “pink sheets” prior to and upon consummation of the Asset Sale.

Q:	Will any of the proceeds from the Asset Sale be distributed to me as a stockholder?

A:	No. None of the proceeds from the Asset Sale will be distributed to the stockholders. We intend to use the net proceeds of the Asset Sale to satisfy our liabilities to creditors.

Q:	Will the shares of Four Rivers BioEnergy stock issued to Kreido Biofuels be distributed to the stockholders?

A:
Kreido Biofuels has agreed to hold the Four Rivers BioEnergy stock issued to it for at least 360 days. At that time, our Board of Directors will decide whether to sell or distribute the Four Rivers BioEnergy stock.

Q:	What are Kreido’s plans after the Asset Sale?

A:	Our current intent is to identify a business other than investing, owning, trading and holding securities that we can engage in within the year after closing of the Asset Sale.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Certain statements contained in this proxy statement, including the completion and timing of the Asset Sale, any other statements regarding Kreido Biofuels’ or Four Rivers’ future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts, might be considered forward-looking statements. While these forward-looking statements represent our management’s current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, on the terms expected or on the anticipated schedule; and (iii) the parties’ ability to meet expectations regarding the timing and completion of the transaction. Kreido Biofuels assumes no obligation to update or revise any forward-looking statement in this proxy statement, and such forward-looking statements speak only as of the date of this proxy statement.

THE COMPANIES
Kreido Biofuels, Inc.
1070 Flynn Road
Camarillo, CA 93012
Telephone: (805) 389-3499
Kreido Biofuels, Inc. developed the STT® system, a proprietary process intensification technology that offers a complete modular biodiesel production system. The STT® system is designed to improve production efficiency and flexibility while using less equipment and infrastructure. Before suspending our active operations in July, 2008, we were developing a biodiesel production plant for construction in Wilmington, North Carolina and planned to develop additional biodiesel production plants in the U.S. and license our STT® reactor technology internationally and in a select few cases to third-party biodiesel producers in the U.S.
After closing the Asset Sale, our primary assets will be the shares of Four Rivers BioEnergy common stock and common stock purchase warrant, which are to be held for a 360 days lock-up period. At the end of that period we will decide whether to sell or distribute the Four Rivers BioEnergy stock. Our current intention is to identify a business other than investing, owning, trading and holding securities that we can engage in within the year after closing the Asset Sale.
Four Rivers BioEnergy Inc.
1637 Shar-Cal Road
P.O. Box 1056
Calvert City, Kentucky 42029
Telephone: (270) 395-3687
As discussed more fully in its Annual Report on Form 10-K for fiscal year ended October 31, 2008, Four Rivers is a development stage company with a business plan to build, through acquisition, expansion, improvement, consolidation and green field development, as appropriate, a network of logistically and technologically differentiated, profitable bioenergy plants across the United States and potentially elsewhere. The two principal elements of its strategy are:
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To build a state of the art, multi-product, integrated bioenergy facility on its approximately 437 acre site located on the Tennessee River approximately 12 miles upriver of Paducah, near Calvert City, Marshall County, Kentucky. This is expected to be completed in a number of phases, and is currently planned to include biodiesel, bio-ethanol and their co-products together with renewable power generation and integration of these facilities with an infrastructure development to facilitate optimum logistics capability.

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To selectively acquire existing bioenergy assets and to improve, expand and consolidate them into its planned network of assets, applying new technologies and its operational know-how and expertise. The assets will be selected based upon strict criteria to meet the strategic objectives of Four Rivers and to service the markets across the USA and elsewhere.

Four Rivers is run by a dedicated team experienced in the construction, operation and trading risk management of biofuel and petrochemical plants. Four Rivers plans to commercialize the STT® technology for the production of bio-diesel and other by-products. Four Rivers has advised us that it plans to relocate the acquired Kreido biodiesel production plant equipment to Calvert City, Kentucky.

We have included a copy of the Four Rivers Annual Report on Form 10-K for fiscal year ended October 31, 2008 on our website at www.Kreido.com, and on the website for our stockholders meeting at www.transferonline.com/KRBF. We encourage stockholders to review that report for an understanding of Four Rivers’ business plan and strategy, financial condition, liquidity and capital resources, future capital requirements, properties, management, and the risk factors relating to its business and stock. More information about Four Rivers and its periodic reports can be accessed on the website of the Securities & Exchange Commission at www.sec.gov and on the website of Four Rivers at www.Riv4ers.com.
We will provide any of our stockholders with a printed copy of Four Rivers’ Annual Report on Form 10-K for fiscal year ended October 31, 2008 upon request to Kreido’s address above.
THE STOCKHOLDERS MEETING
Date, Time, Place and Purpose of the Meeting
This proxy statement is being furnished to Kreido Biofuels’ stockholders as part of the solicitation of proxies by the board of directors for use at the annual meeting to be held on March 4, 2009, starting at 10:00 a.m. Pacific Time, at 1070 Flynn Road, Camarillo, CA 93012. The purpose of the meeting is for Kreido Biofuels’ stockholders to consider and vote upon proposals to approve the Asset Purchase Agreement and the transactions therein, to elect four directors of Kreido Biofuels, and to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, and to transact such other business as may properly come before the meeting and any and all adjourned sessions thereof. This proxy statement, the notice of the stockholders meeting and the enclosed form of proxy are first being mailed to Kreido Biofuels’ stockholders on or about February 18, 2009.
Record Date, Quorum and Voting Power
The holders of record of Kreido Biofuels’ common stock at the close of business on February 6, 2009, the record date, are entitled to receive notice of, and to vote at, the stockholders meeting. As of the record date, there were 52,720,992 shares of Kreido Biofuels’ common stock issued and outstanding, all of which are entitled to be voted at the meeting.
Each outstanding share of Kreido Biofuels common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for a vote at the meeting.
The holders of a majority of the outstanding common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the stockholders meeting. A quorum is necessary to hold the meeting. Once a share is represented at the meeting, it will be counted for the purpose of determining a quorum at the meeting and any adjournment of the meeting. However, if a new record date is set for the adjourned stockholders meeting, then a new quorum will have to be established.
Required Vote
For us to complete the Asset Sale, stockholders holding at least a majority of the shares of Kreido Biofuels’ common stock outstanding at the close of business on the record date must vote “FOR” the approval of the Asset Purchase Agreement. If we propose to adjourn the stockholders meeting, it will take the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting to take that action. In order for your shares of Kreido Biofuels’ common stock to be included in the vote, if you are a stockholder of record, you must vote your shares by returning the enclosed proxy, by voting over the Internet as indicated on the proxy card, or by voting in person at the stockholders meeting.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and it can give you directions on how to vote your shares. A broker “non-vote” generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes and abstentions will count for the purpose of determining whether a quorum is present.
Broker non-votes and abstentions will have the same effect as a vote against the adoption of the Asset Purchase Agreement. Abstentions will have the effect of a vote against the proposal to adjourn the meeting to solicit additional proxies. Broker non-votes will have no effect on the adjournment proposal.
Voting by Directors and Executive Officers
At the February 6, 2009 the record date, the directors and executive officers of Kreido Biofuels held and are entitled to vote, in the aggregate, 21,408,626 shares of Kreido Biofuels’ common stock, representing approximately 40.6% of the outstanding shares of Kreido Biofuels’ common stock. The directors and executive officers of Kreido Biofuels and certain of their affiliates and associates, representing approximately 48.5% of the outstanding shares of Kreido Biofuels common stock, have granted their irrevocable proxies to vote all of their shares of Kreido Biofuels’ common stock “FOR” the approval of the Asset Purchase Agreement.
Proxies; Revocation
If you vote your shares of Kreido Biofuels’ common stock by signing a proxy, or by voting over the Internet as indicated on the proxy card, your shares will be voted at the stockholders meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the approval of the Asset Purchase Agreement, “FOR” the election of management’s nominees for election as director, and for any proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, and, if any other matters are properly brought before the meeting for a vote, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment and applicable law unless the proxy indicates otherwise.
You may revoke your proxy at any time before the vote is taken at the stockholders meeting. To revoke your proxy, you must advise Kreido Biofuels’ Corporate Secretary in writing of your revocation, deliver a new proxy or submit another vote over the Internet, in each case dated after the date of the proxy you wish to revoke, or attend the meeting and vote your shares in person. Attendance at the stockholding meeting will not by itself constitute revocation of a proxy.
If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.
Kreido Biofuels does not expect that any matter other than the proposals to approve the Asset Purchase Agreement and elect four directors of Kreido Biofuels will be brought before the stockholders meeting. If, however, such a matter is properly presented at the meeting or any adjournment of the meeting, the persons appointed as proxies will vote the shares in accordance with the recommendations of Kreido Biofuels’ board of directors.

Expenses of Proxy Solicitation
Kreido Biofuels will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Kreido Biofuels may solicit proxies personally and by telephone, facsimile or other similar means. These persons will not receive additional or special compensation for such solicitation services. Kreido Biofuels will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to their customers who are beneficial owners of the shares they hold of record.
Adjournments
Any adjournment may be made by an announcement at the stockholders meeting by the chair of the meeting. If persons named as proxies by you are asked to vote for one or more adjournments of the meeting or for other matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if persons named as proxies by you are asked to vote for one or more adjournments of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Asset Purchase Agreement, such persons will only have the authority to vote on such matter as instructed by you or your proxy, or, if no instructions are provided on your signed proxy card, in favor of such adjournment. Any adjournment of the stockholders meeting for the purpose of soliciting additional proxies will allow Kreido Biofuels’ stockholders who have already sent in their proxies to revoke them at any time prior to their use in the manner provided herein.
THE ASSET SALE
Background of the Asset Sale
Beginning in the third quarter of calendar year 2007, as planned, we sought to arrange additional financing to complete the construction and fund start up operations of our proposed biodiesel production plant at the Port of Wilmington in North Carolina. We engaged an investment banker to assist in this effort. At that time, the capital markets were becoming unstable and few institutional investors expressed an interest in making an equity investment in us. We considered debt financing alternatives, including combinations of private and bond financing by the Wilmington Port Authority. The instability in the capital markets was continuing and gross margins in the alternative fuels industry further reduced interest in the infusion of capital in our company. In the first quarter of calendar year 2008, we developed a plan to reduce our operations to extend the availability of our cash resources while we continued to explore financing alternatives. We continued to pursue financing opportunities through June, 2008 when it became clear that the capital markets were not conducive to the financing of biodiesel businesses. We suspended our operations and began to pursue business combination opportunities with a view towards protecting our creditors and stockholders. We engaged Breakwater Investments, LLC to assist us in identifying and evaluating business combination opportunities. Four Rivers was among approximately eight candidates that our management and advisor identified, and under confidentiality agreements we provided information regarding Kreido and its STT® technology to interested prospects. During the same period, the U.S. capital markets continued to contract and we believe that the market instability adversely affected the interest of certain prospective business combination candidates.
Four Rivers completed a reverse acquisition and PIPE financing in December, 2007. It had begun to develop a large site near Calvert City, Kentucky as an integrated bioenergy facility. Four Rivers was identified to us as a possible business combination candidate by the investment banker previously engaged by Kreido for its capital raise. Initial discussions were held with Four Rivers in the second quarter of 2008, and a conditional Memorandum of Understanding was executed by Kreido Biofuels and Four Rivers in October, 2008. Four Rivers conducted a due diligence investigation of Kreido and its technology and biodiesel plant components over the course of six months beginning July, 2008. We continued to explore other business combination alternatives, but the interest of other candidates was not at the same level as that of Four Rivers.

The board of directors held seven meetings in the first two quarters of calendar year 2008 at which it considered our financial condition and possible financing opportunities. Between June and December 2008, the board of directors held an additional seven meetings at which it considered business combination opportunities with a primary focus on the Asset Sale to Four Rivers.
A draft Asset Purchase Agreement between Kreido and Four Rivers was initially presented to the Board of Directors in mid-November, 2008. At that board meeting, executive officers of Four Rivers introduced themselves to the Kreido Biofuels’ board and reviewed the history and business plan of Four Rivers. A revised Asset Purchase Agreement was presented to our Board of Directors, which it considered and acted upon at a Special Meeting of the Board of Directors held on January 23, 2009. At that meeting, the Board of Directors determined that the Asset Sale offered the best opportunity for Kreido to satisfy the claims of its creditors and allow its stockholders to continue to benefit from the commercialization of the STT® technology and Kreido Biofuels plant assets. It also determined that the Asset Sale was in the best interest of Kreido Biofuels, approved the Asset Purchase Agreement, and recommended that the Asset Purchase Agreement be presented to the stockholders for consideration and approval and recommended that the stockholders approve the agreement and the transactions contemplated therein.
Reasons for the Asset Sale
In reaching its decision to approve the Asset Purchase Agreement, declare the advisability of the Asset Purchase Agreement and recommend that Kreido Biofuels’ stockholders approve the Asset Purchase Agreement, the board of directors consulted with management, as well as its legal and financial advisors, and considered a number of factors in its deliberations, including the following factors which our board of directors viewed as generally supporting its decision to approve the Asset Purchase Agreement, the Asset Sale, and recommend that Kreido Biofuels’ stockholders approve the Asset Purchase Agreement:
•	The ongoing contraction of and instability in the equity and debt markets, particularly as they relate to development stage and alternative energy companies, such as Kreido;

•	Our inability to raise the additional capital required to complete the development of our planned biodiesel plant;

•	The diminution of our cash resources required to carry on our business operations;

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The challenging current and prospective environment in which we operate, including national and global economic conditions, the competitive environment in the biodiesel industry and the likely effect of those factors on us;

•	Advice from our financial consultant, Breakwater Investments, LLC;

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The opportunity that Four Rivers offers for utilizing the STT® technology and the related biodiesel plant assets as well as Four Rivers’ available funds, plant site, management team and business strategies and objectives;

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Our desire to satisfy our financial obligations to our creditors and provide a continuing opportunity for our stockholders, through our holding of Four Rivers BioEnergy stock and warrants, to realize future value from the commercial application of our STT® technology and biodiesel plant assets; and

•	The possibility that the Asset Sale may not be completed, which would divert significant resources and could likely cause Kreido to pursue a liquidation under the protection of the bankruptcy court.
Each of these factors favored the determination by our board of directors that the Asset Sale and the Asset Purchase Agreement is fair to, and in the best interests of, Kreido Biofuels and its stockholders.
The board of directors also considered a variety of risks and other potentially countervailing factors relating to the Asset Purchase Agreement and the transactions contemplated by it, including the Asset Sale. These factors included:
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The fact that certain of our current and former executive officers may have interests that are different from those of Kreido Biofuels’ stockholders generally, as described in “The Asset Sale—Interests of Our Executive Officers in the Sale” below;

•	The possibility that we may be required to pay liquidated damages equal to $250,000 to Four Rivers in the event we terminate the agreement and sell the assets to another party;

•	The risks and contingencies related to the announcement of the pending Asset Sale, including the effects of the announcement of the Asset Sale on our creditors;

•	The transaction costs that would be incurred in connection with the Asset Sale;

•	The risks associated with our holding Four Rivers BioEnergy stock and the Four Rivers BioEnergy warrant for an extended period of time after the closing;

•	The conditions to Four Rivers’ obligation to complete the Asset Sale and the right of Four Rivers to terminate the Asset Purchase Agreement in certain circumstances; and

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That, under the terms of the Asset Purchase Agreement and until the closing date, we agreed that we would conduct our business in the ordinary and usual course of business and that we would not take a number of actions related to the conduct of our business without the prior consent of Four Rivers (which consent cannot be unreasonably withheld, conditioned or delayed).

The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but rather includes the material factors considered by the board of directors. In reaching its decision to approve the Asset Purchase Agreement, declare the advisability of the Asset Purchase Agreement and recommend that our stockholders approve the Asset Purchase Agreement, the board of directors as a whole did not specifically quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors considered all these factors as a whole, including discussions with, and questioning of, management and advisors, and overall considered these factors to be favorable to, and to support, its determination.

Recommendation of Kreido Biofuels’ Board of Directors
The board of directors has determined that each of the Asset Purchase Agreement and the Asset Sale is fair to, and in the best interests of, Kreido Biofuels and our stockholders. Accordingly, the board of directors has unanimously approved the Asset Purchase Agreement and declared its advisability, and recommends that you vote “FOR” approval of the Asset Purchase Agreement.
Consideration
As consideration for the sale of the assets, Kreido will receive the following:
(a) the cancellation of indebtedness in the amount of $100,000 owed by Kreido to Four Rivers pursuant to a promissory note issued to Four Rivers in exchange for a $100,000 loan made concurrently with the execution of the Asset Purchase Agreement. The proceeds of the loan were used to pay down amounts owed to a creditor;
(b) additional cash in the approximate amount of $2,700,000, which will be used to pay Kreido creditors;
(c) 1,200,000 shares of Four Rivers BioEnergy common stock, of which 300,000 shares shall be deposited in escrow and delivered to Kreido only upon delivery of notice of the exercise of warrants issued by Kreido on or about January 12, 2007 and only to the extent required to meet its obligations under such warrants. On January 28, 2009, shares of common stock of Four Rivers BioEnergy closed trading at $0.75 per share;
(d) a Common Stock Purchase Warrant representing the right to purchase up to 200,000 shares of Four Rivers BioEnergy common stock at an exercise price of $8.00 per share and having an expiration date five years after closing the Asset Sale; and
(e) the assumption of various purchase orders previously placed by Kreido with equipment vendors.
Interests of Current and Former Kreido Biofuels’ Executive Officers in the Asset Sale
Philip Lichtenberger, Senior Vice President of Operations and Chief Operating Officer, and Alan McGrevy, former Vice President of Engineering of Kreido are likely to be offered an opportunity to consult for Four Rivers. Under his Employment Agreement with Kreido, Mr. Lichtenberger is entitled to receive approximately $200,000 in connection with the termination of his employment due to a sale of all or substantially all of the assets of Kreido. Under a Separation Agreement dated November 11, 2008, Kreido has agreed to pay Mr. McGrevy the sum of $75,000 as a consequence of Kreido executing the Asset Sale. Both Mr. Lichtenberger and Mr. McGrevy are subject to restrictive covenants that prohibit their competing with Kreido and using Kreido confidential information, including Kreido’s intellectual property such as the STT® technology for purposes unrelated to Kreido. Kreido will release Messrs. Lichtenberger and McGrevy from these restrictive covenants for the benefit of Four Rivers.
The Employment Agreements of G.A. Ben Binninger, Chief Executive Officer, and John Philpott, Chief Financial Officer, of Kreido allow for severance payments that will be triggered by the Asset Sale. Kreido will become obligated to pay Mr. Binninger approximately $100,000 and Mr. Philpott approximately $190,000 as a consequence of the Asset Sale. We expect to engage Mr. Philpott under a consulting agreement to continue to assist us in selling our remaining physical assets, paying remaining creditors and attending to the financial, accounting and public company reporting activities of Kreido Biofuels after the closing of the Asset Sale.

The board of directors was aware of these differing interests and considered them, among other matters, in evaluating and negotiating the Asset Purchase Agreement and the Asset Sale and in recommending to the stockholders that they approve the Asset Purchase Agreement.
Accounting Treatment
We will record the Asset Sale in accordance with Generally Accepted Accounting Principles in the United States. We will recognize expenses associated with the transaction as costs are incurred. The total transaction expenses expected to be incurred are approximately $450,000 before taxes, including professional fees, financial advisor fees and estimated meeting costs.
Material U.S. Federal Income Tax Consequences.
The transaction will be a taxable transaction for us but not for our stockholders. We will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold. For purposes of calculating the amount of our gain or loss, the proceeds received by us will include the cash received, the amount of our liabilities that are assumed and any other consideration we receive for our assets. We do not expect that there will be any federal income tax liability on the transaction because of our significant net operating loss and tax credit carryforwards. Some California state income tax may be incurred if the suspension of net operating loss carryforwards for taxpayers with net business income of $500,000 or more enacted in October 2008 are applied to the Asset Sale.
Regulatory Approvals
We are unaware of any material regulatory requirements or approvals required for the execution of the Asset Purchase Agreement or completion of the Asset Sale.
THE ASSET PURCHASE AGREEMENT
Following is a summary of the principal provisions of the Asset Purchase Agreement. A copy of the Asset Purchase Agreement may be viewed on our website www.kreido.com and on the website established for the stockholders meeting: www.transferonline.com/KRBF. A copy of the Asset Purchase Agreement will be provided to interested stockholders upon request to Kreido Biofuels.
The Asset Sale
The Asset Purchase Agreement provides that, upon the terms and subject to the conditions of the Asset Purchase Agreement, Kreido shall sell all of its right, title and interest in and to specified assets in exchange for cash, Four Rivers common stock, a warrant to purchase additional shares of Four Rivers common stock, and the assumption by Four Rivers of certain purchase order place with vendors by Kreido.
The consummation of the Asset Sale is contemplated to occur on or before March 15, 2009. However, such effective time will be no later than five business days after the satisfaction or waiver of the conditions to the completion of the Asset Sale described in the Asset Purchase Agreement or such other time as Four Rivers and Kreido Biofuels mutually agree. See “Conditions to the Completion of the Asset Sale” below.

Assets to be Sold
The assets to be sold comprise the following:
(a) all of Kreido’s STT® reactors, Kreido’s modular biodiesel production plant, plant operating and mechanical systems, extra parts and supplies, miscellaneous manufacturing tools and equipment, and a Toyota fork lift (collectively, the “Physical Purchased Assets”);
(b) Kreido’s patents, patent applications, trademarks and service marks (other than the trade name and mark “Kreido”) and other registered and unregistered intellectual property including engineering drawings;
(c) certain contracts related to the Physical Purchased Assets; and
(d) (i) all insurance proceeds and rights thereto derived from loss, damage or destruction of or to any of the assets after the closing, and prior to the closing, to the extent not utilized prior to the closing to repair or replace the insured items; and (ii) any rights which Kreido may have against any of our suppliers or vendors under express or implied warranties, to the extent assignable, relating to the Physical Purchased Assets or any right to receive any reimbursement or indemnification in respect thereof.
Kreido is not selling the following assets:
(a) our corporate minute book, stock records, warrant records, stock option grant records and corporate seal;
(b) all cash on hand;
(c) all of our rights relating to any insurance policy or insurance contract (except as described above) maintained by us to the extent not accepted by and assigned to Four Rivers;
(d) our lease with Acaso Investments, LLC regarding the facility located at 1070 Flynn Road in Camarillo, California (the “Premises”);
(e) all leasehold improvements, selected office and conference room furniture, fixtures and equipment, manufacturing equipment (including, without limitation the overhead crane and overhead fans), office supplies, laptop and desk top computers and servers, and telephone and telecommunications equipment and systems located at the Premises used by our Chief Executive Officer, Chief Financial Officer and controller but excluding the AutoCad computer, printer, engineering data and AutoCad software which shall be included in the Asset Sale;
(f) any feedstock inventory;
(g) any receivables of the Seller, as of the closing date;
(h) all books of account, records (including, without limitation, financial records, employment records, and SEC filing records), files, telephone numbers, facsimile numbers, internet addresses, web pages, e-mail accounts, any similar data and intellectual property, except to the extent directly associated with or included in the assets to be sold;

(i) prepaid expenses and security deposits, except to the extent directly associated with or included in the assets to be sold; and
(j) all rights, title and interest in and to claims made by Kreido in the matter known as United States Securities and Exchange Commission v. Louis Zehil, et. al. 07 Civ 1439 (LAP).
In addition, Kreido will continue to own and attempt to sell to third parties various tanks, resins and other pieces of equipment not acquired by Four Rivers.
The Purchase Price
As consideration for the sale of the assets, Kreido will receive the following:
(a) the cancellation of indebtedness in the amount of $100,000 owed by Kreido to Four Rivers pursuant to a promissory note issued to Four Rivers in exchange for a $100,000 loan made concurrently with the execution of the Asset Purchase Agreement. The proceeds of the loan were used to pay down amounts owed to a creditor;
(b) additional cash in the amount of $2,700,000, which will be used to pay Kreido creditors;
(c) 1,200,000 shares of Four Rivers BioEnergy common stock, of which 300,000 shares shall be deposited in escrow and delivered to Kreido Biofuels only upon delivery of notice of the exercise of warrants issued by Kreido Biofuels on or about January 12, 2007 and only to the extent required to meet its obligations under such warrants;
(d) a Common Stock Purchase Warrant representing the right to purchase up to 200,000 shares of Four Rivers BioEnergy common stock at an exercise price of $8.00 per share and having an expiration date five years after closing the Asset Sale; and
(e) the assumption of various purchase orders and an equipment lease previously placed by Kreido with equipment vendors.
Representations and Warranties
The Asset Purchase Agreement contains representations and warranties made by each of the parties regarding aspects of their relative businesses, financial condition and structure, as well as other facts pertinent to the Asset Sale.
The Asset Purchase Agreement includes representations and warranties of Kreido relating to:
•	corporate organization, qualification and existence, and our subsidiaries;
•	corporate power and authority to enter into the Asset Purchase Agreement and to consummate the Asset Sale and the enforceability of the Asset Purchase Agreement;
•	the lack of conflict with any organizational documents, agreements or rules;
•	our title and ownership of the assets to be sold;
•	certain material contracts that we are a party to;

•	consents, approvals, notices, permits, exemptions, waivers and authorizations required to be obtained;
•	our compliance with laws with respect to the assets being sold;
•	legal proceedings and claims;
•	the absence of liabilities except those reflected in our Quarterly Report on Form 10-Q for fiscal period ended September 30, 2008, or incurred since September 30, 2008;
•	the absence of specified changes or events;
•	tax return filings, payments and related matters;
•	labor and employment matters;
•	insurance;
•	environmental matters and compliance with environmental laws;
•	intellectual property;
•	the absence of brokers’ fees payable in connection with the Asset Sale (other than to Breakwater Investment, LLC);
•	our ability to bear the financial risks of owning stock in Four Rivers and the warrants to purchase stock in Four Rivers;
•	no intention on the part of Kreido to exercise any control over Four Rivers through the ownership of its stock;
•	filings and reports with the SEC and the preparation of our financial statements; and
•	the accuracy of information given to Four Rivers.
The Asset Purchase Agreement also contains representations and warranties of Four Rivers relating to:
•	corporate organization, qualification and existence;
•	capitalization;
•	corporate power and authority to enter into the Asset Purchase Agreement and to consummate the Asset Sale and the enforceability of the Asset Purchase Agreement;
•	compliance with laws and certain material contracts;
•	title and ownership of tangible assets;
•	intellectual property;

•	insurance;
•	consents, approvals, notices, permits, exemptions, waivers and authorizations required to be obtained;
•	issuance of the securities;
•	filings and reports with the SEC and the preparation of financial statements;
•	compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002;
•	legal proceedings and claims;
•	the absence of liabilities except those reflected in reports publicly filed with the SEC or incurred since July 31, 2008;
•	registration rights;
•	solvency;
•	the absence of specified changes or events;
•	Foreign Corrupt Practices Act of 1977;
•	tax filings, payments and related matters;
•	the accuracy of information given to Kreido; and
•	the absence of brokers’ fees payable in connection with the Asset Sale (other than to Calyon Securities USA, LLC).
The representations and warranties of each of the parties to the Asset Purchase Agreement described above will expire one year from the completion of the Asset Sale. The representations included in the Asset Purchase Agreement were made by each of Kreido and Four Rivers to each other. The representations and warranties were made as of specific dates, are (along with the conduct of business covenants also described) subject to important qualifications, limitations and exceptions agreed to by Kreido and Four Rivers in connection with negotiating the terms of the Asset Purchase Agreement, and have been included in the Asset Purchase Agreement for the purpose of allocating risk between Kreido and Four Rivers rather than to disclose matters of fact. This description of the representations and warranties are included solely to provide stockholders with information regarding the terms of the Asset Purchase Agreement, and not to provide any other factual information regarding Kreido or its business.
Pre-Closing Covenants
Under the Asset Purchase Agreement, we have agreed that, prior to the effective time of the Asset Sale (unless Four Rivers otherwise provides written consent, which may not be unreasonably withheld, conditioned or delayed, and subject to certain exceptions), we will carry on our business in the usual and ordinary course, consistent with past practice, and shall not take or omit to take any action that would render any of our representations or warranties inaccurate as of the effective time or take or omit to take any action that would reasonably likely to delay or impair the ability of the parties to consummate the Asset Sale.

In addition, we have agreed, among other things and subject to certain exceptions, that we may not, without Four Rivers’ prior written consent, which may not be unreasonably withheld, conditioned or delayed:
(a) adopt any change in our certificate of incorporation, by-laws or other governing document;
(b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;
(c) issue any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of our capital stock;
(d) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any equity interest in or a portion of the assets of, or by any other manner acquire any business or any person or division thereof;
(e) sell, lease, encumber (including by the grant of any option thereon) or otherwise dispose of any asset to be sold in the Asset Sale;
(f) (i) incur or assume any long-term or short-term debt or issue any debt securities, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; (iii) make or cancel, or waive any rights with respect to, any loans, advances or capital contributions to, or investments in, any other person or entity; or (v) mortgage or pledge any of our tangible or intangible assets or properties;
(g) enter into any license or other contract with respect to any asset to be sold in the Asset Sale;
(h) amend, modify or otherwise change the terms of any existing contract to accelerate the payments due to us thereunder;
(i) enter into any joint venture, partnership or other similar arrangement;
(j) enter into any contract that limits our ability, or would limit the ability of Four Rivers after the closing, to compete in or conduct any line of business or compete with any person or entity in any geographic area or during any period;
(k) enter into any contract relating to the distribution, sale, supply, license, marketing, co-promotion, research, development or manufacturing of any asset to be sold in the Asset Sale or any product licensed by us, or our intellectual property, other than pursuant to any such contracts currently in place (that have been disclosed in writing to Four Rivers prior to the date of the Asset Purchase Agreement) in accordance with their terms as of the date of the Asset Purchase Agreement;
(l) modify, amend or terminate any contract or liability to be assumed in the Asset Sale or waive, release or assign any material rights or claims thereunder;

(m) enter into any contract to the extent consummation of the transactions contemplated by the Asset Purchase Agreement or compliance by us with the provisions of the Asset Purchase Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any encumbrance in or upon any of the assets to be purchased in the Asset Sale under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such contract;
(n) change or modify our accounting principles except as required to comply with the SEC filing requirements; or
(o) agree or commit to do any of the foregoing.
Conditions to Completion of the Asset Sale
The obligation of Kreido to complete the Asset Sale is subject to the satisfaction or waiver of the following conditions:
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Each of the representations and warranties of Four Rivers contained in the Asset Purchase Agreement, or in any certificate delivered pursuant thereto, being true and correct in all material respects on and as of the closing date;

•
The approval or consent of Kreido Biofuels’ stockholders holding more than 50% of the total number of shares of our common stock issued and outstanding and entitled to vote on the Asset Purchase Agreement;

•	Four Rivers having duly performed or complied in all material respects with all of the covenants, acts and obligations to be performed or complied with by it under the Asset Purchase Agreement;
•
No order, decree or ruling of any governmental agency having been entered, and no action, suit or proceeding before any court, arbitration panel or other tribunal having been instituted (or threatened if Kreido reasonably believes that such threat will result in institution of an action, suit or proceeding) by any governmental agency or third party, to restrain, prohibit, challenge or invalidate any of the transactions contemplated by the Asset Purchase Agreement;

•	Four Rivers having executed and delivered an assignment and assumption agreement respecting assumed contracts and assumed liabilities;
•
Four Rivers having delivered an officer’s certificate (a) certifying that the conditions have been fulfilled, (b) certifying the resolutions authorizing the Asset Purchase Agreement and the transactions contemplated therein, and (c) identifying the incumbent officers of Four Rivers;

•
Four Rivers having paid (a) the cash portion of the purchase price less the amount required to be paid to lienholders on the closing date in excess of the assumed liabilities, (b) the sum of $14,000 in payment of certain foreign patent processing fees and costs paid by Kreido and (c) the amount required to be paid to lienholders on the closing date; and

•
Four Rivers BioEnergy having issued share certificates representing 900,000 shares of its common stock and the common stock purchase warrant to Kreido Biofuels and share certificates representing 300,000 shares of Four Rivers BioEnergy common stock to Four Rivers’ transfer agent to be held in escrow for issuance only upon exercise of Kreido Biofuels’ warrants.

The obligation of Four Rivers to complete the Asset Sale is subject to the satisfaction or waiver of the following conditions:
•
Each of the representations and warranties of Kreido contained in the Asset Purchase Agreement, or in any certificate delivered pursuant thereto, being true and correct in all material respects on and as of the closing date;

•
The approval or consent of Kreido Biofuels’ stockholders holding more than 50% of the total number of shares of its common stock issued and outstanding and entitled to vote on the Asset Purchase Agreement;

•	Kreido having duly performed or complied in all material respects with all of the covenants, acts and obligations to be performed or complied with by it under the Asset Purchase Agreement;
•
Kreido having delivered to Four Rivers an executed bill of sale and assumption agreement and such other instruments of transfer and consents as Four Rivers may reasonably request to effect the transfer of the assets, including, but not limited to an assignment and assumption agreement and an assignment of any assignment of inventions agreements made by Philip Lichtenberger, Alan McGrevy and Dr. Alexey Sheinkman in favor of Kreido;

•	Kreido having tendered to Four Rivers possession of all of the assets required to be tendered under the Asset Purchase Agreement, where is and as is;
•
Delivery by Kreido of an officer’s certificate (a) certifying that the conditions have been fulfilled, (b) certifying the resolutions authorizing the Asset Purchase Agreement and the transactions contemplated therein, (c) identifying the incumbent officers of Kreido and (d) certifying that the Asset Purchase Agreement and the transactions contemplated therein have been approved by the holders of more than 50% of Kreido Biofuels’ common stock;

•
No order, decree or ruling of any governmental agency having been entered, and no action, suit or proceeding before any court, arbitration panel or other tribunal having been instituted (or threatened if Four Rivers reasonably believes that such threat will result in institution of an action, suit or proceeding) by any governmental agency or third party, to restrain, prohibit, challenge or invalidate any of the transactions contemplated by the Asset Purchase Agreement or which might adversely affect the right of Four Rivers to own the assets to be sold;

•
Kreido having obtained and delivered to Four Rivers all of the third party consents required by Four Rivers, including consents and/or assignments of assumed contracts and assumed liabilities, necessary to consummate the transaction contemplated by the Asset Purchase Agreement;

•
Delivery by Kreido, as required pursuant to the Asset Purchase Agreement, of (a) UCC, state tax lien, and bankruptcy search reports as of a date no more than five (5) business days before the closing date; (b) pay off letters in form and substance reasonably satisfactory to Four Rivers and (c) a written instrument from a named vendor;

•	Philip Lichtenberger and Alan McGrevy having been released from their employment agreements with Kreido with full rights to enter into consulting agreements with, or in the employ of, Four Rivers;
•
Delivery by Kreido (a) to Four Rivers of copies of various financial statements and (b) to its outside independent auditors a letter indicating that they are authorized to provide information relating to such financial statements to representatives of Four Rivers, at the expense of Four Rivers, in connection with the preparation of financial statements of Four Rivers;

•	Delivery by Kreido to Four Rivers of a good standing certificate from the Secretary of State of the State of Nevada and California, as applicable, certifying the good standing of Kreido; and
•	Delivery of all other documents, agreements or certificates set forth in the Asset Purchase Agreement
The Asset Purchase Agreement permits each of Kreido and Four Rivers to waive conditions to its respective obligations to complete the Asset Sale. Any waiver must be in writing and would be effective only as to the waiving party.
Indemnification
The Asset Purchase Agreement provides that the parties will indemnify each other for any losses and expenses incurred by, among other things, breaches of representations, warranties and covenants made in the Asset Purchase Agreement.
Neither party is required, however, to indemnify the other for losses incurred until the total of all indemnifiable losses exceeds $50,000, in which case, the indemnified parties will be entitled to indemnification to the full amount of the indemnifiable losses incurred by them, provided that the total amount of indemnifiable losses that either party shall be obligated to pay to the other party shall not exceed $1.0 million. All indemnity claims are to be satisfied by using shares of Four Rivers common stock valued at $8.00 per share.
Within 30 days after closing, Four Rivers may submit a claim to Kreido regarding lost, stolen or damaged Physical Purchased Assets and call upon Kreido to repay to Four Rivers, in cash, the agreed value of the lost, stolen or damaged assets up to $300,000 net of any anticipated insurance proceeds.
Termination; Payment of Termination Damages
At the time of execution of the Asset Purchase Agreement, Four Rivers deposited $250,000 in escrow with Bank of New York Mellon as earnest money for its performance of the agreement.
Kreido and Four Rivers may mutually agree in writing, at any time before the effective time of the Asset Sale, to terminate the Asset Purchase Agreement. In such case, the parties will each get fifty percent (50%) of the $250,000 placed in escrow by Four Rivers.

Either party may also terminate the Asset Purchase Agreement if the Asset Sale shall not have occurred at or before 11:59 p.m. Chicago Time, on April 1, 2009, unless such party’s failure to fulfill any of its obligations under the Asset Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur on or prior to such date. If the failure of the closing to occur on or prior to such date is caused by the other party, the terminating party is entitled to the entire $250,000 placed in escrow by Four Rivers.
In addition, if a party is not in breach of any of its material obligations under the Asset Purchase Agreement, such party may terminate the Asset Purchase Agreement without the consent of the other, before the effective time of the Asset Sale, upon a breach of any representation or warranty or violation of covenant by the other party that is not remedied within ten (10) business days after notice of such breach or violation. In such case, the terminating party is entitled to the entire $250,000 placed in escrow by Four Rivers.
In the event that (a) Kreido unilaterally terminates the agreement as described above and (b) within 360 days of such termination, sells any or all of the assets intended to be sold to Four Rivers to any other party or successor to Kreido’s estate, then Kreido shall pay to Four Rivers the amount of $250,000 in cash in immediately available funds.
Agreements Relating to Four Rivers Stock
A total of 900,000 shares of Four Rivers BioEnergy common stock are to be issued directly to Kreido Biofuels at the closing of the Asset Sale. An additional 300,000 shares of Four Rivers BioEnergy common stock will be issued to Kreido Biofuels and immediately placed in escrow with the Four Rivers BioEnergy transfer agent for release to Kreido Biofuels if, when, and to the extent Kreido warrants are exercised. The 900,000 shares of Four Rivers BioEnergy common stock to be held by Kreido Biofuels represent approximately 11.6% of the issued and outstanding voting stock of Four Rivers at February 10, 2009. So that Kreido Biofuels may not be subject to limitations on resales of restricted securities imposed on affiliates of issuers under Securities and Exchange Commission Rule 144, Kreido has agreed to take steps to avoid affiliate status. During the period commencing with the execution and delivery of the Asset Purchase Agreement and ending on the 360th day following the closing date, neither Kreido, nor any person (except Philip Lichtenberger and Alan McGrevy) who is then or at any time within three months before the proposed date of purchase has been an officer or director of Kreido or any affiliate of such person, may (a) purchase or otherwise acquire, directly or indirectly, any shares of Four Rivers BioEnergy common stock or derivative securities of Four Rivers BioEnergy common stock, including puts, calls swaps and other similar instruments, other than upon exercise of Kreido warrants, (b) take any action to nominate a person for election as a director of Four Rivers, accept any nomination for election or appointment as a director of Four Rivers, or accept an appointment as an officer of Four Rivers, or (c) enter into any contract or agreement with Four Rivers or any other person or entity that would have the effect of Kreido, directly or indirectly controlling, being under common control with or being controlled by Kreido or having the power to influence or influencing the policies and management of Four Rivers.
Under a voting agreement to be made at the closing of the Asset Sale, the President and Chief Financial Officer of Four Rivers will be given an irrevocable proxy to vote all shares of Four Rivers BioEnergy common stock held in escrow by the transfer agent at any meeting of the Four Rivers BioEnergy stockholders to establish a quorum and in such officer’s discretion or any matter presented to the Four Rivers BioEnergy stockholders.

If Four Rivers determines that Kreido is an affiliate of Four Rivers, upon request of Kreido Biofuels, Four Rivers will be required to register the shares of Four Rivers BioEnergy common stock issued to Kreido Biofuels, the Four Rivers BioEnergy warrant and the underlying warrant shares under the Securities Act of 1933, as amended, and to keep the registration statement current until the Four Rivers BioEnergy securities are disposed of in accordance with the registration statement or may be sold under Securities and Exchange Commission Rule 144(i) without regard to any volume limitation under the Rule. In addition, if Four Rivers BioEnergy has agreed to offer to include the Four Rivers BioEnergy warrant and underlying warrant shares in any registration statement that it files to register shares for sale on its account or for resale of shares issued to other Four Rivers BioEnergy stockholders.
ELECTION OF DIRECTORS (PROPOSAL NO. 2)
Nominees
Our board of directors currently has six members. We will continue as a business entity after the Asset Sale but may not be engaged in the biofuels business. Mesrrs. Murli Tolaney and Richard Redoglia were elected to our board of directors in 2007 because of their expertise in matters relating to our planned biodiesel production business which is being sold in the Asset Sale. Thus, we intend to reduce our board to four directors. We have not elected directors since 2006. Thus, we are nominating only four candidates for election as directors at the Stockholders Meeting.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of Kreido Biofuels. In the event that any nominee is unable or declines to serve as a director at the time of the Stockholders Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.
Our nominees for election as directors and certain information are set forth below. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under the caption “Security Ownership of Certain Beneficial Owners and Management.”

			Date First Elected or
Name	Age	Position	Appointed
G.A. Ben Binninger	60	Chief Executive Officer; Director	January 12, 2007
Betsy Wood Knapp	66	Chairperson of the Board; Director	January 12, 2007
David Mandel	42	Director	October 31, 2007
David Nazarian	47	Director	October 31, 2007
G.A. Ben Binninger, Chief Executive Officer, Director. G.A. Ben Binninger, age 60, has served as Chief Executive Officer of Kreido Biofuels since July 27, 2007. Mr. Binninger has served as a director of our company since January 12, 2007. From 2003 to 2006, Mr. Binninger served as a consultant to Kreido Labs, relating to the development and evaluation of business opportunities. Mr. Binninger has 30 years of experience in chemicals and fuels. Mr. Binninger has hands-on experience leading both large and small technologically sophisticated global businesses with Atlantic Richfield (ARCO), Rio Tinto Borax, Exxon and Hercules. From 1995 to 2003, Mr. Binninger served as Senior Vice President of Rio Tinto Borax. Mr. Binninger has a B.E. degree in Chemical Engineering from Manhattan College and an M.B.A. from Harvard University.

Betsy Wood Knapp, Chairperson of the Board, Director. Betsy Wood Knapp, age 66, has served as Chair of the Board of Kreido Laboratories and Kreido Biofuels since January 12, 2007. An early investor in the Kreido technology, she joined the current company, Kreido Biofuels, on January 12, 2007 as Chair of the Board. Ms. Knapp serves as a member of the Compensation Committee and Audit Committee of the Board of Directors of the Company. Ms. Knapp is an entrepreneur who has owned/operated and invests in early stage growth companies for 39 years. In 1995, Ms. Knapp founded Los Angeles-based BigPicture Investors, LLC to finance startups with patented enabling technologies. Ms. Knapp also serves as CEO of BigPicture Investors LLC. She has also been a founder or CEO of several software and new media companies where she has held positions of CEO, President and Director. At the UCLA Anderson Graduate School of Management, she is a founder of the Entrepreneur’s Hall, serves on the Board of Visitors, is a repeat guest lecturer in the MBA program and established the Knapp Competition for excellence in business planning and venture initiation. Ms. Knapp is also the Chair of the UCLA Foundation. Ms. Knapp is a founding member of the Committee of 200, a highly selective international organization of women entrepreneurs and corporate executives. She is also a member of WomenCorporateDirectors, a by-invitation organization of women directors of Fortune 500; NASDAQ; and private companies. She received a B.A. in economics from Wellesley College where she also serves as a Trustee (1996 — present).
David Mandel, Director. David Mandel, age 42, became a director of Kreido Biofuels on October 31, 2007. Mr. Mandel is an established private venture capital investor, based in Los Angeles, California. Mr. Mandel has pursued venture capital activities on behalf of his family since 1994. Mr. Mandel and his family were seed investors in Broadcom Corp., Innovent Systems (acquired by Broadcom) and Access360 (acquired by IBM), among others. Prior to becoming active in venture capital, he served on the research staff at the University of Toronto, Department of Biophysics, where he focused on molecular simulations. Mr. Mandel served as Advisor to the Board prior to his appointment as a director of the company. Mr. Mandel received a B.A. in Mathematics from the University of Pennsylvania.
David Nazarian, Director. David Nazarian, age 47, became director of Kreido on October 31, 2007. Mr. Nazarian, is the founding member and principal of Smart Technology Ventures, the general partner of a series of capital funds including Smart Technology Ventures III, L.P., which he organized in 2000. He has nearly 20 years of operation investment experience in the telecommunications and aerospace industries. Prior to founding Smart Technology Ventures, Mr. Nazarian was a major investor in Omninet, a company that provided two-way messaging services via satellite for mobile users, when it merged with Qualcomm in 1988. Mr. Nazarian serves on the boards of directors for Lucix Corporation and Allard Industries. Mr. Nazarian received a M.B.A. from the University of Southern California.
Vote Required
The four nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting but will have no other legal effect upon the election of directors under Nevada law.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE FOUR NOMINEES NAMED ABOVE.

ADJOURNMENT OF THE STOCKHOLDERS MEETING (PROPOSAL NO. 3)
Kreido Biofuels may ask its stockholders to vote on a proposal to adjourn the stockholders meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Asset Purchase Agreement. Kreido Biofuels may adjourn the meeting for up to 45 days. Our board of directors recommends that you vote FOR the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Asset Purchase Agreement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 6, 2009, certain information with respect to shares beneficially owned by (i) each person who is known by Kreido Biofuels to be the beneficial owner of more than five percent (5%) of Kreido Biofuels’ outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iv) all of our directors and executive officers as a group.
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days after February 6, 2009. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.
To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially Owned as
	of February 6, 2009 (1)
		Percent
Beneficial Owner*	Number of Shares	of Class
G.A. Ben Binninger (2)	6,109,346	11.2%
David Nazarian/Smart Technology Ventures and affiliates and associates (3)	15,350,756	27.8%
Wellington Management Company, LLP (4)	9,456,330	16.5%
David Fuchs (5)	4,234,646	8.0%
Betsy Wood Knapp (6)	462,646	* *
David Mandel (7)	3,763,049	7.1%
Murli Tolaney (8)	27,500	* *
Richard Redoglia (8)	27,500	* *
Philip Lichtenberger (9)	1,148,419	2.1%
John Philpott (10)	500,000	* *

All current directors and executive officers as a group (8 people)	23,814,401	43.2%

*	Unless otherwise indicated below, these beneficial owners can be reached at Kreido Biofuels, Inc., 1070 Flynn Road, Camarillo CA 93012.

**	Less than 1% of the outstanding shares of Common Stock.

(1)
The number of shares of Common Stock deemed owned by each officer and director includes shares issuable pursuant to stock options that may be exercised within 60 days after February 6, 2009. On February 6, 2009, there were 52,720,992 shares of Common Stock outstanding.

(2)
Includes 4,373,663 shares of Common Stock, 100,000 shares of restricted stock, 33,848 shares of Common Stock underlying options awarded under the 1997 Plan, 226,835 shares of Common Stock underlying warrants, and 1,375,000 shares of Common Stock underlying options awarded under the 2006 Plan, all of which are exercisable within 60 days of February 6, 2009.

(3)
Includes shares held of record by Smart Technology Ventures Advisors, LLC and its affiliates, STV SBIC, Smart Technology Ventures, II, LLC, Smart Technology Ventures, III, L.P. (together the “STV Funds”), the David and Angela Nazarian Family Trust, and the Y & S Nazarian Revocable Trust. Includes 11,731,852 shares of Common Stock (which number includes 740,741 shares of Common Stock underlying warrants) beneficially owned by STV Funds, 3,148,150 shares of Common Stock (which number includes 1,574,075 shares of Common Stock underlying warrants) beneficially owned by the Y&S Nazarian Revocable Trust, and 426,665 shares of common stock (which number includes 213,604 shares of common stock underlying warrants) beneficially owned by the Younes Nazarian 2006 Annuity Trust, 19,089 shares held by the David and Angela Nazarian Family Trust and 25,000 shares of Common Stock underlying stock options awarded under the 2006 Plan exercisable within 60 days of February 6, 2009. Mr. Nazarian disclaims beneficial ownership of shares owned of record and beneficially by the Y & S Nazarian Revocable Trust and Younes Nazarian 2006 Annuity Trust. David Nazarian and Smart Technology Ventures and affiliates address is 1801 Century Park West, 5th Floor, Los Angeles, CA 90067.

(4)	Based upon Schedule 13G/A2 filed with the Securities and Exchange Commission on February 17, 2008. The address of Wellington Management Company, LLP is 75 State Street, Boston MA 02109.

(5)
Includes 2,655,775 shares of Common Stock (which number includes 95,645 shares of Common Stock underlying warrants) beneficially owned by Mr. Fuchs and 1,578,871 shares of Common Stock (which number includes 123,333 shares of Common Stock underlying warrants) beneficially owned by Mr. Fuchs’ Trust.

(6)
Includes 437,646 shares of Common Stock (which number includes 218,978 shares of Common Stock underlying warrants) beneficially owned by Betsy Wood Knapp and held of record by the Knapp Trust of which Cleon T. Knapp and Betsy Wood Knapp are the trustees. Also includes 25,000 shares of Common Stock underlying stock options awarded under the 2006 Plan exercisable within 60 days of February 6, 2009.

(7)
Includes 3,738,049 shares of Common Stock (which number includes 220,092 shares of Common Stock underlying warrants) beneficially owned by Mr. Mandel. Also, includes 25,000 shares of Common Stock underlying stock options awarded under the 2006 Plan exercisable within 60 days of February 6, 2009. Mr. Mandel can be reached through Moss Adams, 11766 Wilshire Blvd 9th floor, Los Angeles, CA 90025.

(8)	Includes 2,500 shares of Common Stock and 25,000 shares of Common Stock underlying options awarded under the 2006 Equity Compensation Plan which are exercisable within 60 days of February 6, 2009.

(9)
Includes 296,002 shares of restricted stock, 270,781 shares of Common Stock underlying options awarded under the 1997 Plan, 580,000 shares of Common Stock underlying options awarded under the 2006 Plan and 1,636 shares of Common Stock underlying warrants, all of which are exercisable within 60 days of February 6, 2009.

(10)
Includes 25,000 shares of Common Stock, 75,000 shares of restricted stock and 400,000 shares of Common Stock underlying options awarded under the 2006 Plan, all of which are exercisable within 60 days of February 6, 2009.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
The Directors and Executive Officers of the Company at February 6, 2009 are:

			Date First Elected
Name	Age	Position	or Appointed

G.A. Ben Binninger	60	Chief Executive Officer; Director	January 12, 2007

John M. Philpott	48	Chief Financial Officer	March 19, 2007

Philip Lichtenberger	52	Chief Operating Officer	January 12, 2007

Betsy Wood Knapp	66	Chairperson of the Board; Director	January 12, 2007

David Mandel	42	Director	October 31, 2007

David Nazarian	47	Director	October 31, 2007

Richard Redoglia	51	Director	July 27, 2007

Murli Tolaney	67	Director	July 27, 2007
Background and experience information about Mr. Binninger, Ms. Knapp, Mr. Mandel and Mr. Nazarian is presented above under “Election of Directors.”
Philip Lichtenberger, Senior Vice President of Operations and Chief Operating Officer. Philip Lichtenberger, has served as Executive Vice President and Chief Operating Officer of Kreido Labs since 1997 and joined Kreido Biofuels, Inc. as Senior Vice President of Operations and interim Chief Financial Officer on January 12, 2007. He was appointed Chief Operating Officer of Kreido Biofuels on July 27, 2007. Mr. Lichtenberger has 26 years of experience in technology and engineering in senior roles in Fortune 500 companies. Mr. Lichtenberger’s operations background includes Group III-V semiconductors, optoelectronics, microelectronics and networking equipment. His technical background includes energy systems design and RF Electronics. Mr. Lichtenberger has B.A. degrees in Physics and Philosophy from Beloit College in Beloit, Wisconsin and is a member of Phi Beta Kappa.
John M. Philpott, Vice President and Chief Financial Officer. John M. Philpott joined Kreido Biofuels on March 19, 2007 as Vice President and Chief Accounting Officer. He was appointed Chief Financial Officer of Kreido Biofuels on July 27, 2007. From September 2006 until joining Kreido, Mr. Philpott served as a Partner with Aegis Advisors, LLC, a private management company. For more than 10 years before joining Aegis Advisors, LLC, Mr. Philpott held the position of CFO, Treasurer and Assistant Secretary with Miravant Medical Technologies, Inc., a publicly held pharmaceutical research and development company engaged in drug and laser light development. Mr. Philpott has B.S. degrees in Business Administration — Accounting and Business Administration — Management Information Systems from California State University Northridge and an M.B.A from University of California, Los Angeles.
Richard Redoglia, Director. Richard Redoglia, age 51, became a director of Kreido on July 27, 2007. Mr. Redoglia serves as a member of the Compensation Committee and Audit Committee of the Board of Directors of the Company. Mr. Redoglia currently serves as Executive Director of Global Energy Horizons, a strategic investment firm focused on businesses within the energy industry. Prior to joining Global Energy Horizons in 2003, Mr. Redoglia served as Director Global Futures Group for ABN AMRO Inc. from 2000 to 2002. During 15 year tenure with Merrill Lynch, Mr. Redoglia served in various positions of increasing responsibility, including Director of the Energy Commodity Group. Mr. Redoglia received a B.A. in Economics from the University of California, Santa Barbara with added emphasis on the foreign policy of the U.S. and the histories of the Middle East and Russia.

Murli Tolaney, Director. Murli Tolaney, age 67, became a director of Kreido on July 27, 2007 and was elected Chair of the Compensation Committee of the Board of Directors on October 31, 2007. Mr. Tolaney also serves on the Audit Committee of the Board of Directors of the company. Mr. Tolaney retired in 2008 as Chairman of Montgomery Watson Harza, a privately-owned global environmental engineer, management, technology and construction company. Mr. Tolaney joined Montgomery Watson Harza in 1973 as a Senior Engineer and in 1992, became its Chief Executive Officer, a position he held until 2001 when he assumed the post of Chairman of this 130 office worldwide, 6,000 employee firm. Mr. Tolaney received a B.S. in Civil Engineering and M.S. in Environmental Engineering from the University of Kansas and an A.M.P. from Harvard Business School.
Code of Ethics and Business Conduct
We have adopted a code of ethics that applies to all officers and employees of our company including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to a covered person, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies by posting such information on our Internet website at www.kreido.com.
Board Committees
The board has established an audit committee and a compensation committee. Other committees may be established by the board from time to time. Following is a description of each of the committees and their composition.
Audit Committee
Our audit committee has consisted of three directors: Ms. Knapp (Chair), Mr. Redoglia and Mr. Tolaney. The Board has determined that all members of the audit committee are (i) “independent” under NASDAQ independence standards, (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, or Exchange Act, (iii) has not participated in the preparation of our financial statements at any time during the past three years and (iv) is able to read and understand fundamental financial statements. None of the audit committee members qualifies as an “audit committee expert” as defined by the SEC.
Our audit committee operates pursuant to a written charter adopted by our board, a copy of which is available on the investor relations section corporate governance subsection of our website www.kreido.com. Among other things, the charter calls upon the audit committee to:
•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;
•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;
•	monitor our outside auditors independence, qualifications and performance;
•	monitor our compliance with legal and regulatory requirements; and
•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the audit committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.
The audit committee met four times during 2008.
Compensation Committee
Our compensation committee consists of three members: Mr. Tolaney (Chair), Ms. Knapp and Mr. Redoglia. The board has determined that all of the compensation committee members qualify as:
•	independent” under NASDAQ independence standards;
•	“non-employee directors” under Exchange Act Rule 16b-3; and
•	“outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.
Our compensation committee operates pursuant to a written charter adopted by our board, a copy of which is available on the corporate governance section of our website at www.kreido.com. Among other things, the charter calls upon the compensation committee to:
•	determine our compensation policy and all forms of compensation for our officers and directors;
•	review bonus and stock and incentive compensation arrangements for our other employees; and
•	administer our stock option and equity incentive plans.
The compensation committee met two times during 2008.
Board Qualification and Selection Process
Our board does not have a nominating committee as the board has traditionally considered nominees for election as directors. Our board reviews, evaluates and proposes prospective candidates for our board. Each member of our board should possess the highest personal and professional ethics and integrity and is devoted to representing our best interests and the best interests of our stockholders.

Public Availability of Corporate Governance Documents
Our key corporate governance documents, including our Code of Ethics and Business Conduct and the charters of our audit committee and compensation committee are:
•	available on our corporate website at www.kreido.com;
•	available in print to any stockholder who requests them from our corporate secretary; and
•	certain of them are filed as exhibits to our securities filings with the SEC.
EXECUTIVE COMPENSATION
The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our two other most highly compensated executive officers whose aggregate salary and bonus for the fiscal year ended December 31, 2007 or 2008 was in excess of $100,000 (the “Named Executive Officers”).

Name and Principal				Stock	Option	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Total
		($)	($)	($)[1]	($)[2]	($)	($)
G.A. Ben Binninger[3]	2008	223,861	40,000	20,000	271,180	—	555,041
Chief Executive Officer & Director	2007	76,440	50,000	1,667	56,020	32,609	216,736

Philip Lichtenberger[4]	2008	224,404	—	367	202,384	—	427,155
Chief Operating Officer	2007	252,487	97,500	3,019	277,775	—	630,781

John Philpott[5]	2008	191,828	55,664	7,500	95,778	—	350,770
Chief Financial Officer	2007	142,604	46,250	—	51,564	—	240,418

Joel A. Balbien[6]	2008	—	—	—	—	—	—
Former Chief Executive Officer	2007	189,615	212,750	—	—	1,000	403,365

(1)	We record the value of the restricted stock awards and stock awards based on the fair market value of the stock as of the date of grant.

(2)
We have recorded $768,000 and $1,069,855 as compensation expense in 2007 and 2008, respectively. The fair value of the options issued during the year ended December 31, 2007 and 2008 was estimated using the Black-Scholes option-pricing model with the following assumptions: risk free interest rates between 2.75% and 4.81%, expected life of five (5) to six (6) years and expected volatility of 92%. The expected stock price volatility assumption was based on the average volatility of 92%. The expected stock price volatility assumption was based on the average volatility of similar public companies for the period prior to our reverse merger. The expected term assumption used in the option pricing model was based on the “safe harbor” approach under SEC Staff Accounting Bulletin (SAB) No. 107, (SAB 107), where the “expected term = ((vesting term + original contractual term) / 2).” The risk free interest rate assumption was based on the implied yield currently available on U.S. Treasury zero coupon issues with remaining term equal to the expected term. A projected dividend yield of 0% was used as the company has never issued dividends.

(3)
Mr. Binninger became our Chief Executive Officer on July 27, 2007 and prior to that he was Chief Operating Officer of our company from January 12, 2007 to March 15, 2007. Mr. Binninger served as a consultant to Kreido Laboratories from 2003 to 2006. Other compensation includes amounts paid to Mr. Binninger as a consultant to our company. Mr. Binninger’s bonus for calendar year 2008 will be paid following the closing of the Asset Sale.

(4)
Mr. Lichtenberger became an executive officer of our company on January 12, 2007. Mr. Lichtenberger has served as Executive Vice President and Chief Operating Officer of Kreido Labs since 1997. The Compensation Committee awarded and paid Mr. Lichtenberger a $50,000 signing bonus and awarded him a year-end bonus equal to 25% of his 2007 base salary for calendar year 2007, of which $15,000 has been paid. No bonus was provided for 2008. The unpaid balance ($32,500) of Mr. Lichtenberger’s 2007 bonus will be paid following the closing of the Asset Sale.

(5)
Mr. Philpott became Chief Accounting Officer of the Company in April, 2007 and Chief Financial Officer of the Company in August, 2007. The Compensation Committee awarded Mr. Philpott a year-end bonus equal to 25% of his 2007 base salary for calendar year 2007, of which $15,000 has been paid. Mr. Philpott’s bonus for calendar year 2008 and the unpaid balance ($31,250) of his 2007 bonus will be paid following the closing of the Asset Sale.

(6)	Mr. Balbien joined Kreido Labs as Chief Executive Officer in November 2006 and served as our Chief Executive Officer until July 27, 2007.

Outstanding Equity Awards at Fiscal-Year End
The following table provides certain information with respect to our Named Executive Officers concerning the exercise of options during 2008 and unexercised options held by them at the end of the year.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
								Market	Plan	Awards:
								Value	Awards:	Market or
			Equity					of	Number	Payout
			Incentive					Shares	of	Value of
			Plan					or	Unearned	Unearned
			Awards:			Number		Units	Shares,	Shares,
	Number of	Number of	Number of			of Shares		of	Units or	Units or
	Securities	Securities	Securities			or Units		Stock	Other	Other
	Underlying	Underlying	Underlying			of Stock		That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That		Have	That	That Have
	Options	Options	Unearned	Exercise	Option	Have Not		Not	Have Not	Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)		($)	(#)	($)
G.A. Ben Binninger	33,848	—	—	0.09	7/1/09	—		—	—	—
	100,000	—	—	0.44	7/26/17	—		—	—	—
	25,000	—	—	0.33	7/26/17	—		—	—	—
	1,250,000	—	—	0.30	12/1/17	—		—	—	—

Philip	270,781	—	—	0.09	4/17/10	—		—	—	—
Lichtenberger	308,125	—	—	1.18	4/4/17	—		—	—	—
	271,875	54,375		0.33	4/4/17	—		—	—	—

John Philpott	56,250	—	—	1.20	3/19/17	75,000	[1]	750	—	—
	93,750	18,750	—	0.33	3/19/17	—		—	—	—
	75,000	30,000	—	0.33	2/1/18	—		—	—	—
	175,000	50,000	—	0.15	4/30/18	—		—	—	—

(1)	These shares are subject to repurchase by the Company under Mr. Philpott’s employment agreement until April 30, 2009 or earlier under the provision of his employment agreement.
Employment Agreements and Termination of Employment and Change in Control Arrangements
G.A. Ben Binninger
On December 10, 2007, we entered into an Employment Agreement with G. A. Ben Binninger, our Chief Executive Officer. The term of the agreement is 18 months and the agreement provides that Mr. Binninger’s base salary will be $225,000 per year. Mr. Binninger will be eligible to earn performance-based bonuses of $48,000, $84,000 or $120,000, depending on the achievement of target performance goals for 2008 and 2009, as determined by the Compensation Committee of the Board of Directors. Mr. Binninger will be paid a minimum bonus of $40,000 for calendar year 2008. The agreement also provided for an engagement bonus of $25,000, upon the execution of the agreement.

Mr. Binninger was granted an option to purchase 1,250,000 shares of our common stock under the 2006 Plan at an exercise price of $0.30 per share, the closing sales price of our common stock on December 10, 2007. Options to purchase 100,000 shares of common stock vested upon execution of the agreement. The remainder of the options vested in eleven equal installments of 100,000 each month beginning January 2008 and ending with November 2008; with the final 50,000 options vesting on December 10, 2008. Had Mr. Binninger’s employment been terminated by us for Cause, by Mr. Binninger without Good Reason or on account of Mr. Binninger’s death or Disability (each capitalized term as defined in the agreement), any unvested options would have expired immediately effective the date of termination or death. If Mr. Binninger’s employment is terminated following a Change of Control (as defined in the agreement), by us without Cause or by Mr. Binninger for Good Reason, any unvested options will immediately vest and become exercisable effective the date of termination of employment.
Mr. Binninger was also granted 100,000 shares of restricted common stock under the 2006 Plan, which is subject to repurchase by the Company at the price of $0.01 per share should Mr. Binninger not be employed by us through the term of the Agreement other than due to: (1) his death or Disability; (2) the termination of his employment by us without Cause; or (3) the termination of his employment by Mr. Binninger for Good Reason.
Philip Lichtenberger
On April 4, 2007, we entered into an Employment Agreement with Philip Lichtenberger, our Senior Vice President of Operations who was appointed Chief Operating Officer on July 27, 2007. The initial term of the agreement is two years, with ninety days notice required for renewal. The agreement provides that Mr. Lichtenberger’s base salary will currently be $195,000 per year. Mr. Lichtenberger will be eligible to earn performance based bonuses ranging from 20% to 50% of his base salary as determined by the Compensation Committee of the Board of Directors. The agreement also provided for a bonus of $50,000 for his service to our subsidiary, Kreido Laboratories, in 2006 and payment of any unused vacation pay. Mr. Lichtenberger has been notified that his Employment Agreement will not be renewed.
Mr. Lichtenberger was granted an option to purchase 580,000 shares of our common stock under the 2006 Plan at an exercise price of $1.18 per share on April 3, 2007. On February 1, 2008, the Company reduced the exercise price to $0.33 per share for those option shares that had not yet vested as of that date, which were 271,875 shares. Upon execution of the agreement 145,000 shares of common stock vested and the remainder of the options vest in eight equal installments of 54,375 each per calendar quarter beginning with the calendar quarter ending on June 30, 2007. If we terminate Mr. Lichtenberger’s employment in connection with a Change of Control or without Cause, or if Mr. Lichtenberger terminates his employment for Good Reason (each capitalized term as defined in the agreement), one half of all unvested options will immediately vest and the option term will continue for five years from the date of termination of employment. If we terminate Mr. Lichtenberger’s employment for Cause, all unvested options shall immediately expire and vested but unexercised options will expire 30 days after the date of termination. If Mr. Lichtenberger terminates his employment without Good Reason, all unvested options shall immediately expire and the term of vested but unexercised options will expire five years after the date of grant. If Mr. Lichtenberger’s employment is terminated on account of death or Disability (as defined in the agreement), all unvested options shall immediately expire and the term of vested but unexercised options will expire one year after the date of termination. Mr. Lichtenberger has also entered into a Lock-Up Agreement which contains limits as to when Mr. Lichtenberger may sell the shares underlying the options.

Should Mr. Lichtenberger’s employment be terminated by us for Cause or by Mr. Lichtenberger without Good Reason, he shall receive a lump sum cash payment equal to the sum of any accrued but unpaid base salary as of the date of termination and earned benefits under any of the our benefit plans. If Mr. Lichtenberger’s employment is terminated by us without Cause or by Mr. Lichtenberger for Good Reason, he shall receive a lump sum cash payment equal to the sum of his accrued base salary, earned bonus and severance pay for twelve months of base salary.
John Philpott
On April 30, 2008 we entered into a new Executive Employment Agreement with Mr. Philpott. The term of the agreement is 12 months and the agreement provides that Mr. Philpott’s base salary will be $195,000 per year. Mr. Philpott will be eligible to earn performance-based bonuses of between $39,000 and $97,500 depending on the achievement of target performance goals for 2008 and 2009, as determined by the Compensation Committee of the Board of Directors. Mr. Philpott, will be paid a minimum bonus of $39,000 for 2008. In continuation of our commitment to Mr. Philpott, we will reimburse to him $25,000 of tuition and expenses for the MBA program that he completed in June 2008, which will be accumulated at $2,083 per month.
Mr. Philpott was granted an option to purchase 175,000 shares of our common stock under the 2006 Plan at an exercise price of approximately $0.15 per share, the closing sales price of our common stock on April 30, 2008. Options to purchase 25,000 shares of common stock vested upon execution of the agreement. The remainder of the options vest in 12 equal installments of 12,500 each month beginning May, 2008 and ending with April 2009. Should Mr. Philpott’s employment be terminated by us for Cause, by Mr. Philpott without Good Reason or on account of Mr. Philpott’s death or Disability (each capitalized term as defined in the agreement), all unvested options shall expire immediately effective the date of termination or death. If Mr. Philpott’s employment is terminated following a Change of Control (as defined in the agreement) by us Without Cause or by Mr. Philpott for Good Reason, all unvested options shall immediately vest and become exercisable effective the date of termination of employment.
Mr. Philpott was also granted 75,000 shares of restricted common stock under the 2006 Plan, which is subject to repurchase by the Company at the price of $0.01 per share should Mr. Philpott not be employed by us through the term of the Agreement other than due to: (1) his death or Disability; (2) the termination of his employment by us Without Cause; or (3) the termination of his employment by Mr. Philpott for Good Reason.
Insurance and Indemnity
We have purchased and currently maintain directors and officers liability insurance in the amount of $1,000,000 covering our officers and directors. The policy has a term of 12 months beginning January 12, 2009. Additionally, we purchased $5,000,000 of directors and officers liability insurance covering Kreido for occurrences that happened prior to January 12, 2009 for a period of 3 years and purchased $5,000,000 of directors and officers liability insurance which covers the individual directors and officers for occurrences that happened prior to January 12, 2009 for a period of 6 years. We have entered into Indemnity Agreements with each of our officers and directors that assures those individuals with indemnification and defense cost reimbursement protection to the fullest extent permitted by Nevada law. We believe that providing full indemnity protection is necessary to attract and retain qualified executives and board members.

Director Compensation

	Fees				Non-Qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Betsy Wood Knapp	72,500	—	15,115	—	—	—	87,615

David Mandel	26,500	—	11,198	—	—	—	37,698

David Nazarian	26,000	—	11,198	—	—	—	37,198

Richard Redoglia	27,000	—	8,290	—	—	—	35,290

Murli Tolaney	28,500	—	8,290	—	—	—	36,790
Pursuant to our Outside Director Compensation Program adopted in 2007, our outside directors receive an (i) annual cash retainer of $20,000, payable quarterly, for service on the board, (ii) $1,000 for each board meeting and $500 for each committee meeting attended in person, and (iii) $500 for each board meeting and $250 committee meeting attended telephonically. Fees paid to directors for attending meetings may not exceed $1,000 if multiple meetings are attended in person on a given day. We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings. In addition, each outside director is (x) granted 2,500 shares of our common stock upon his or her first election or appointment and (y) receives annual option grants to purchase 25,000 shares of our common stock on October 15 of each calendar year beginning October 15, 2007. The number of shares of common stock included in an annual option grant will be reduced by the number of shares of common stock included in option grants to the applicable outside director, in any capacity, within the 12 months preceding the October 15th grant date. Options granted to outside directors under the Outside Director Compensation Program will vest in two equal installments of six months each, provided that the outside director is serving as a director of our company on the vesting date. Options will be granted at the closing bid price on our common stock on the date of grant and will have terms of 10 years from the date of grant. Outside director options will be granted from the shares reserved for issuance under our 2006 Equity Incentive Plan. The Chairperson of the Board of Directors receives an annual cash retainer of $60,000 payable quarterly.
In 2008 the Directors acted to defer receiving cash fees for attending board and committee meetings. At February 6, 2009, Kreido was indebted to its directors as a group in that aggregate amount of $180,500 for 2008 board fees which amount will be paid as soon as possible after the Asset Sale is closed.

Compensation Discussion and Analysis
Elements of our executive compensation program
Our executive compensation currently consists solely of base salary, performance bonuses and participation in benefits programs such as medical benefits programs. We have also granted equity awards to our executive officers typically upon the commencement of their employment with the company or the execution or extension of their employment agreements.
The initial cash compensation of our executive officers was determined through direct negotiations with the individual officers. The total compensation for our executives that is reflected in the summary compensation table above consists principally of their base salary, bonuses and equity compensation.
We determined the specific amounts of compensation to be paid to our executive officers based upon the following factors:
•	The roles and responsibilities of our executives;

•	The individual experience and skills of, and expected contributions from, our executives;

•	The negotiations relating to the hiring of our executives; and

•	The amounts of compensation being paid to our other executives.
Our Chief Executive Officer considers each of these factors, as well as any other factors he may determine are relevant at the time, in his discretion, in determining the amount of cash and equity compensation to recommend to our Compensation Committee in connection with the awarding of compensation to executive officers. As a matter of corporate policy, no hiring, firing or compensation decisions relating to a corporate officer may be made and no equity or equity-linked compensation may be awarded to any employee, without the prior approval of our Board of Directors or its compensation committee.
G. A. Ben Binninger accepted the position of interim Chief Executive Officer of Kreido on July 27, 2007 following the resignation of Dr. Joel Balbien from that position and accepted the permanent position of Chief Executive Officer in December, 2007. Mr. Binninger’s annual salary was established through direct negotiations between he and the Compensation Committee and was based upon the Compensation Committee’s determination of a reasonable annual salary plus a minimum annual bonus and performance bonuses to be paid based on achievement of goals as determined by the Compensation Committee. So that Mr. Binninger could be better aligned with the economic interests of our stockholders, we granted Mr. Binninger shares of restricted stock and stock option that would vest over the term of his employment agreement. We believe that the 10 year term of the option is typical of options awarded to Chief Executive Officers of other public companies comparable in stage of development to Kreido. The vesting of the option was the result of negotiations between he and the Compensation Committee.

Annual cash compensation
Base Salary
We pay base salaries that are competitive with similar positions in the independent energy sector and that provide for equitable compensation among executives of our company. Our Chief Executive Officer recommends initial base salaries, and our Compensation Committee considers and approves base salaries based upon the elements of our compensation program outlined above. Through calendar year 2008, base salaries of all employees, including executive offices, were reviewed annually or within 30 days of the scheduled expiration date of an executive officer’s employment agreement. Our Chief Executive Officer’s salary will be reviewed by our Compensation Committee within 30 days of the expiration date of his employment agreement. We expect all salary reviews to consist of detailed performance-based evaluations. We have adhered to the belief that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives.
Cash incentive bonuses
In 2008, we considered the award of cash bonuses to all employees, including our executive officers. We established target bonuses for our executive officers, which took into account each executive officer’s annual salary. Actual payment of bonuses will be subject to the approval of the Compensation Committee, in its discretion. Bonuses for calendar year 2007 to executive officers other than Mr. Binninger, who was not qualified for a 2007 cash bonus, were paid in part in the first quarter of 2008 and the balances were deferred pending the completion of a capital raise, which did not occur. The remaining balance of 2007 bonuses and minimum contractually provided bonuses for 2008 to the three remaining officers of Kreido Biofuels will be paid following the closing of the Asset Sale.
Equity incentive compensation
All of our executive officers were granted stock options under one or both of the Company’s incentive compensation plans. Upon the renewal of his employment agreement, in 2008 we granted shares of restricted stock to our Chief Financial Officer. In 2008 we reset the exercise price of our unvested stock options held by our continuing employees, based upon discussion with the Chief Executive Officer and with the unanimous approval of our Compensation Committee. Our goal was to retain our management and administrative team through an intended capital raise. We believe that it is important the executive officers have an opportunity to acquire equity positions in their employers commensurate to their positions in the employer.
Other compensation
General benefits
All of our executive officers are eligible for benefits offered to employees generally, including life, health and disability insurance. These benefits are designed to provide an array of support to employees and their families and are provided to all employees regardless of their individual performance levels.

Perquisites
We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites. In 2007 and 2008 we did not provide any perquisites to our executive officers.
Relocation and education expenses
We offered reimbursement of relocation expenses to our officers from time to time. We encouraged our executive officers to continue their formal education and reimbursed our Chief Financial Officer for a portion of the cost of his M.B.A. degree.
Role of executives in executive compensation decisions
Executive officer salaries have been, and will be, subject to approval of the Board of Directors or our Compensation Committee. In determining the compensation for our executive officers, our Compensation Committee will consider the results of the annual reviews of our executive officers conducted by our Chief Executive Officer. Our Chairperson will also provide input to the Board of Directors and the compensation committee based on discussions with the Chief Executive Officer and his review of company performance.
STOCKHOLDER PROPOSALS; OUTSIDE AUDITOR
Although Kreido Biofuels is not subject to the Securities and Exchange Commission proxy rules, we are willing to consider proper proposals from eligible stockholders. An eligible stockholder is a person who has held shares of Kreido Biofuels stock having a market value of $2,000 or more or representing 1% or more of the outstanding shares for more than 12 months before submission of the stockholder proposal and at the time of the meeting. To be considered as a proper stockholder proposal for our next annual meeting of stockholders, the proposal must be made by an eligible stockholder in proper form no later than October 21, 2009.
Our outside auditor for calendar year 2008 is Vasquez & Company LLP, Los Angeles, California. It served in the same capacity for Kreido for calendar year 2007 and for Kreido Laboratories for calendar year 2006. The outside auditor is appointed by the Audit Committee. The audit of our financial statements for calendar year 2008 is ongoing. We do not expect a representative of Vasquez & Company LLP to attend or make a statement at our meeting, or be available to respond to appropriate questions. Information regarding 2007 and 2008 audit, audit-related, tax and other fees will be provided to interested stockholders upon request.
HOUSEHOLDING OF PROXY STATEMENT
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations at Kreido Biofuels, Inc., 1070 Flynn Road, Camarillo CA 93012, or by telephone at (805) 389-3499.

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the broker is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of this proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of a proxy statement and annual report at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, our Investor Relations at the address or telephone number provided above.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Kreido Biofuels and Four Rivers file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information that we and Four Rivers file with the Securities and Exchange Commission at the following location of the Securities and Exchange Commission:
Public Reference Room
100 F Street, N.W.
Washington, D.C. 20549
Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates. Kreido Biofuels’ and Four Rivers’ public filings are also available to the public from document retrieval services and the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request (805) 389-3499, directed to us at Kreido Biofuels, Inc., 1070 Flynn Road, Camarillo CA 93012, Attention: John Philpott. If you would like to request documents, please do so by March 2, 2009 in order to receive them before the stockholders meeting.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated February 18, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

PROXY	KREIDO BIOFUELS, INC.	PROXY
Annual Meeting of Stockholders, March 4, 2009
This Proxy is Solicited on Behalf of the Board of Directors of Kreido Biofuels, Inc.
A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card as well as the Asset Purchase Agreement and Four Rivers
BioEnergy, Inc. 2008 Annual Report on Form 10-K may be viewed at www.transferonline.com/KRBF.
The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held March 4, 2009 and access to the Proxy Statement, and appoints G.A. Ben Binninger and John Philpott, voting together or if only one is present ,then each of them acting alone, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Kreido Biofuels, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on March 4, 2009 and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat.
THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS HEREIN SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3 BELOW.

VOTE BY INTERNET — www.transferonline.com/proxy
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow these instructions:
Your Proxy ID is: 214
Your Authorization Code is:
Instructions for voting electronically:
1.	Go to www.transferonline.com/proxy

2.	Enter your Proxy ID and Authorization Code

3.	Press Continue

4.	Make your selections

5.	Press Vote Now
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope as soon as possible.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

A vote FOR the following proposals is recommended by the Board of Directors:
1.
To approve the Asset Purchase Agreement, dated as of January 28, 2009, among the Company, Kreido Laboratories, a California corporation, and Four Rivers BioEnergy Inc., a Nevada corporation, and The Four Rivers BioEnergy Company, Inc., a Kentucky corporation, and the transactions therein:

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	To elect four directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

☐	FOR ALL NOMINEES*	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES*

Nominees:	G.A. Ben Binninger	Betsy Wood Knapp	David Mandel	David Nazarian
*Instructions: To withhold authority to vote for any individual nominee, while voting for the others, line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.
3.	To adjourn the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Asset Purchase Agreement:

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
This Proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR approval of the Asset Purchase Agreement, FOR the election of the directors listed above, and FOR each of the other proposals.
Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Note:
Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:
This Proxy must be signed and dated to be valid.